AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               TEMPLE-INLAND INC.,

                      CALIFORNIA FINANCIAL HOLDING COMPANY,

                          GUARANTY FEDERAL BANK, F.S.B.

                                       AND

                          STOCKTON SAVINGS BANK, F.S.B.



                                DECEMBER 8, 1996

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------



                  This AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of the 8th day of December, 1996 by and among Temple-Inland Inc., a Delaware corporation ("TI"), California Financial Holding Company, a Delaware corporation ("CFHC"), Guaranty Federal Bank, F.S.B., a federally chartered savings bank ("Guaranty") and indirect wholly owned subsidiary of TI, and Stockton Savings Bank, F.S.B., a federally chartered savings bank ("Stockton") and wholly owned subsidiary of CFHC.


                                 R E C I T A L S

                  WHEREAS, TI, CFHC, Guaranty and Stockton desire to effect (i) the acquisition of CFHC by TI by means of a merger of CFHC with and into TI in accordance with the terms of this Agreement and (ii) immediately thereafter, the acquisition of Stockton by Guaranty by means of a merger of Stockton with and into Guaranty in accordance with the terms of this Agreement and the Agreement of Bank Merger (as defined herein).

                  WHEREAS, the parties intend that the Mergers (as defined herein) will be treated for federal income tax purposes as tax-deferred reorganizations within the meaning of Section 368 of the Code (as defined herein).

                  WHEREAS, as an inducement to TI to enter into this Agreement, CFHC desires to grant TI a stock option to purchase 19.9% of the outstanding shares of CFHC, under certain circumstances, and pursuant to that certain Stock Option Agreement attached hereto as Exhibit A.

                  WHEREAS, TI, CFHC, Guaranty and Stockton desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

                  NOW, THEREFORE,  on the basis of the foregoing recitals and in
consideration  of  the  mutual   representations,   warranties,   covenants  and
agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I.


                                   DEFINITIONS

          Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:


          A. "Adjusted Price Per Share" means $30.00 less the product of (x) .3375 times (y) the difference between $40.00 and the Final TI Stock Price.

          B. "Affiliate" of, or a Person "Affiliated" with, a specific Person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

          C. "Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined, or unitary Tax Returns.

          D. "Agreement of Bank Merger" means the Agreement of Bank Merger to be entered into between Guaranty and Stockton substantially in the form of Exhibit B hereto, but subject to any changes that may be necessary to conform to any requirements of any Governmental Entity having authority over the Bank Merger.

          E. "Aggregate Deal Value" means the amount obtained by multiplying the Applicable Price Per Share times the number of shares of CFHC Stock issued and outstanding immediately prior to the Effective Time of the Holding Company Merger.

          F. "Applicable Exchange Ratio" means the number obtained by dividing the Applicable Price Per Share by the Final TI Stock Price.

          G. "Applicable Price Per Share" means (x) $30.00, if the Final TI Stock Price is $40.00 or more, or, if the Final TI Stock Price is less than $40.00 but TI elects the Top Up Option or (y) the Adjusted Price Per Share if the Final TI Stock Price is less than $40.00, TI does not elect the Top Up Option and CFHC does not terminate this Agreement pursuant to Section 13.1(h) hereof.

          H. "Applicable TI Stock Amount" means (x) the Base Stock Amount if the Final TI Stock Price is $40.00 or more, (y) the Top Up Stock Amount if the Final TI Stock Price is less than $40.00 and TI elects the Top Up Option, or (z) the number of shares of TI Stock equal to the quotient obtained by dividing (i) .45 times the Aggregate Deal Value by (ii) the Final TI Stock Price if the Final TI Stock Price is less than $40.00, TI does not elect the Top Up Option and CFHC does not terminate this Agreement pursuant to Section 13.1(h) of this Agreement.

          I. "Bank Merger" means the merger of Stockton with and into Guaranty.


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          J. "Base Stock Amount" means the number of shares of TI Stock equal to the quotient obtained by dividing (x) the Aggregate Deal Value times .45 by (y) $40.00.

          K.  "Cal/Fin   Development"  means  Cal/Fin  Development   Company,  a
California corporation and wholly owned subsidiary of CFHC.

          L. "Cash and Stock Certificate" has the meaning set forth in Section 2.6.

          M. "Certificate of Merger" means that certificate filed with the Delaware Secretary pursuant to Section 252 of the Delaware General Corporation Law to effect the Holding Company Merger.

          N. "CFHC  Conflicts  and  Consents  List" has the meaning set forth in
Section 4.6.

          O. "CFHC Contract List" has the meaning set forth in Section 4.17.

          P. "CFHC Derivatives List" has the meaning set forth in Section 4.31.

          Q. "CFHC Dividend Reinvestment Plan" shall mean that certain plan of CFHC adopted on July 15, 1991 by the CFHC Board of Directors providing for the issuance of additional stock of CFHC at a 3% discount from prevailing market prices.

          R.  "CFHC  Employee  Plan List" has the  meaning  set forth in Section
4.21.

          S. "CFHC  Environmental  Compliance List" has the meaning set forth in
Section 4.12.

          T. "CFHC Filings" has the meaning set forth in Section 4.5.

          U. "CFHC Indemnification List" has the meaning set forth in Section 4.27.

          V. "CFHC Insurance List" has the meaning set forth in Section 4.7.

          W. "CFHC  Intellectual  Property  List" has the  meaning  set forth in
Section 4.39.

          X. "CFHC  Investment  Securities  List" has the  meaning  set forth in
Section 4.30.



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          Y. "CFHC List" means any list  required to be furnished by CFHC and/or
Stockton to TI and Guaranty under this Agreement including but not limited to the CFHC Conflicts and Consents List, the CFHC Contract List, the CFHC Derivatives List, the CFHC Employee Plan List, the CFHC Environmental Compliance List, the CFHC Indemnification List, the CFHC Insurance List, the CFHC Intellectual Property List, the CFHC Investment Securities List, the CFHC Litigation List, the CFHC Loan List, the CFHC Material Adverse Effect List, the CFHC Offices List, the CFHC Option List, the CFHC Personal Property List, the CFHC Pledgee List, the CFHC Real Property List, the CFHC Tax List and the CFHC Undisclosed Liabilities List.

          Z. "CFHC Litigation List" has the meaning set forth in Section 4.10.

          AA. "CFHC Loan List" has the meaning set forth in Section 4.29.

          AB. "CFHC  Material  Adverse Effect List" has the meaning set forth in
Section 4.18.

          AC. "CFHC Offices List" has the meaning set forth in Section 4.28.

          AD. "CFHC Option" means any option issued pursuant to any of the CFHC Stock Option Plans.

          AE. "CFHC Option List" has the meaning set forth in Section 4.2(a).

          AF. "CFHC Personal Property List" has the meaning set forth in Section 4.8.

          AG. "CFHC Pledgee List" has the meaning set forth in Section 4.3.

          AH. "CFHC Property" has the meaning set forth in Section 4.12(b).

          AI.  "CFHC Real  Property  List" has the  meaning set forth in Section
4.9.

          AJ.  "CFHC   Stockholders'   Meeting"  means  the  meeting  of  CFHC's
stockholders referred to in Section 6.6 hereof.

          AK. "CFHC Stock Option Plan" means the California Financial Holding Company Incentive Stock Plan.

          AL. "CFHC Stock" means the common stock, par value $.01 per share, of CFHC.

          AM.  "CFHC  Subsidiaries"   means  Cal/Fin   Development   Company,  a
California   corporation,   Stockton   Securities   Corporation,   a  California



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corporation,  Stockton  Financial  Corporation, a  California  corporation,  and
Stockton Service Corporation, a California corporation.

          AN. "CFHC Tax List" has the meaning set forth in Section 4.11.

          AO. "CFHC  Undisclosed  Liabilities List" has the meaning set forth in
Section 4.20.

          AP. "Classified Credits" has the meaning set forth in Section 4.29.

          AQ. "Closing" means the consummation of the Holding Company Merger followed by consummation of the Bank Merger on the Closing Date at the offices of Manatt, Phelps & Phillips, LLP, 11355 West Olympic Boulevard, Los Angeles, California, or at such other place as the parties may agree upon.

          AR. "Closing Date" means the last business day of the month following the last to occur of (i) the approval of this Agreement and the transactions contemplated hereby by the stockholders of CFHC, (ii) the receipt of all permits, authorizations, approvals and consents specified in Section 9.3 hereof, and (iii) the expiration of all applicable waiting periods under all laws, or such other date as the parties may agree upon, but in no event shall such date be later than September 30, 1997, unless otherwise agreed to by the parties hereto.

          AS. "Code" means the Internal Revenue Code of 1986, as amended.

          AT. "Combination Cash Election" has the meaning set forth in Section 2.5(a).

          AU. "Combination Stock Election" has the meaning set forth in Section 2.5(a).

          AV.  "Competing  Transaction"  has the  meaning  set forth in  Section
6.1(n).

          AW. "Covered Person" has the meaning set forth in Section 4.27.

          AX. "Delaware Secretary" means the Secretary of State of Delaware.

          AY. "Derivatives Contract" has the meaning set forth in Section 4.31.

          AZ. "Dissenting Shares" means any shares of CFHC Stock that are (i) issued and outstanding immediately prior to the Effective Time of the Holding Company Merger and (ii) which have "appraisal rights" as that term is defined in
Section 262 of the Delaware General Corporation Law.



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          BA.  "Effective  Time of the Bank Merger"  means the date and time the
OTS specifies for the Bank Merger pursuant to the OTS Regulations.

          BB. "Effective Time of the Holding Company Merger" means the date and time specified in the Certificate of Merger as filed with the Delaware Secretary.

          BC. "Election" has the meaning set forth in Section 2.5(a).

          BD. "Election Deadline" has the meaning set forth in Section 2.5(b).

          BE. "Election Form" has the meaning set forth in Section 2.5(a).

          BF. "Election Form Record Date" has the meaning set forth in Section 2.5(a).

          BG.  "Employee  Benefit  Plans" has the  meaning  set forth in Section
4.21.

          BH. "Encumbrance" means any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, law or otherwise.

          BI. "Environmental Regulations" has the meaning set forth in Section 4.12(b).

          BJ. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          BK. "Ernst & Young" means Ernst & Young, LLP, independent accountants for TI, or such other nationally recognized accounting firm as TI shall employ.

          BL. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          BM. "Exchange Agent" means The First Chicago Trust Company of New York, or such other comparable entity selected by TI to effect the exchange of CFHC Stock for TI Stock and cash.

          BN. "Exchange Fund" has the meaning set forth in Section 2.7.

          BO. "Executive Officers" shall mean: Robert V. Kavanaugh, Mark Barawed, Jane Butterfield, Henry Claussen, Morris Knight or such other person(s) succeeding to the same or similar position as these persons occupy as of the date hereof.


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




          BP. "Expenses" has the meaning set forth in Section 14.1.

          BQ. "FDIC" means the Federal Deposit Insurance Corporation.

          BR. "Final TI Stock Price" means the average of the daily closing prices of a share of TI Stock on the NYSE as reported in the Wall Street Journal for the ten (10) consecutive trading days ending on the fifth trading day prior to the Closing Date.

          BS. "Financial Statements of CFHC" means (i) the audited consolidated financial statements and notes thereto of CFHC and the related opinions thereon included in CFHC's Annual Reports on Form 10-K for the years ended December 31, 1994 and 1995 and (ii) the unaudited consolidated interim financial statements and notes thereto of CFHC included in CFHC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

          BT. "Financial Statements of TI" means (i) the audited consolidated financial statements and notes thereto of TI and the related opinions thereon included in TI's Annual Reports on Form 10-K for the years ended December 31, 1994 and December 30, 1995 and (ii) the unaudited consolidated interim financial statements and notes thereto of TI included in TI's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996.

          BU.  "Governmental   Entity"  means  any  court  or  tribunal  in  any
jurisdiction or any United States federal, state, municipal, foreign or other administrative authority or instrumentality.

          BV. "Guaranty Stock" means the common stock, par value $1 per share, of Guaranty.

          BW.  "Hazardous  Materials"  has the  meaning  set  forth  in  Section
4.12(b).

          BX. "HOLA" means the Home Owners' Loan Act of 1933, as amended.

          BY. "Holding Company Merger" means the merger of CFHC with and into TI pursuant to this Agreement.

          BZ. "Immediate Family" has the meaning set forth in Rule 16a-1(e) promulgated under the Exchange Act.

          CA. "Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting Standards No. 115.

          CB. "IRS" means the Internal Revenue Service.



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          CC. "List" means any one of the CFHC Lists or the TI Lists.

          CD. "Mailing Date" has the meaning set forth in Section 2.5(a).

          CE.  "Material  Adverse  Effect"  has the meaning set forth in Section
14.3.

          CF. "Mergers" means the Holding Company Merger and Bank Merger.

          CG. "NYSE" means the New York Stock Exchange, Inc.

          CH. "OTS" means the Office of Thrift Supervision.

          CI. "OTS Regulations" means the rules and regulations of the OTS under HOLA.

          CJ.  "Peat  Marwick"  means  KPMG  Peat  Marwick,   LLP,   independent
accountants to CFHC, or such other nationally recognized independent accounting firm as CFHC shall employ.

          CK.   "Person"   means  any  natural   person,   corporation,   trust,
association, unincorporated body, partnership, joint venture, other entity, government or governmental department or agency.

          CL. "Plans" has the meaning set forth in Section 4.21.

          CM. "Proxy Statement" has the meaning set forth in Section 6.8.

          CN. "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC.

          CO. "S-4 Registration Statement" means the Registration Statement on Form S-4, including the Proxy Statement to be mailed to stockholders of CFHC, to vote upon the Holding Company Merger and to register the distribution of the shares of TI Stock to be issued in the Holding Company Merger with the SEC.

          CP. "Scheduled Contracts" has the meaning set forth in Section 4.17.

          CQ. "SEC" means the Securities and Exchange Commission.

          CR. "Securities Act" means the Securities Act of 1933, as amended.

          CS. "Stock Election" has the meaning set forth in Section 2.5(a).

          CT. "Stockton Financial" means Stockton Financial Corporation, a California corporation and wholly owned subsidiary of Stockton.

          CU. "Stockton Securities" means Stockton Securities Corporation, a California corporation and wholly owned subsidiary of Stockton.

          CV.  "Stockton   Service"  means  Stockton  Service   Corporation,   a
California corporation and wholly owned subsidiary of Stockton.

          CW. "Stockton Stock" means the common stock, $.01 par value per share, of Stockton.

          CX. "Surviving Bank" means the federally chartered savings association surviving the Bank Merger.

          CY. "Tank" has the meaning set forth in Section 4.12(b).

          CZ. "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferred liability in respect of any items described in clauses (i) and/or
(ii).

          DA. "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

          DB. "Tax Sharing Agreement" means an agreement (whether or not in writing) pursuant to which tax losses of one entity are made available to another entity of the Affiliated Group or Affiliates for purpose of Taxes.

          DC. "TI  Conflicts  and  Consents  List" has the  meaning set forth in
Section 5.2.

          DD. "TI  Material  Adverse  Effect  List" has the meaning set forth in
Section 5.7.

          DE. "TI List" means any list required to be furnished by TI to CFHC and Stockton under this Agreement including but not limited to the TI Conflicts and Consents List and the TI Material Adverse Effect List.



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          DF. "TI Stock" means the common stock, par value $1 per share, of TI.

          DG. "Top Up Option" means the right of TI to elect to issue the Top Up Stock Amount if the Final TI Stock Price is less than $40.00.

          DH. "Top Up Stock Amount" means the number of shares of TI Stock equal to the quotient obtained by dividing (x) the Base Stock Amount times $40.00 by
(y) the Final TI Stock Price.




                                   ARTICLE II.

                         THE MERGERS AND RELATED MATTERS
                         -------------------------------

          A. The Holding Company Merger. The Holding Company Merger shall become effective upon the date specified in the Certificate of Merger as filed with the Delaware Secretary in accordance with the provisions of the Delaware General Corporation Law. At the Effective Time of the Holding Company Merger, the following transactions will be deemed to have occurred simul taneously:

               1. CFHC shall be merged with and into TI and the separate corporate existence of CFHC shall cease.

               2. Each share of TI Stock issued and outstanding immediately prior to the Effective Time of the Holding Company Merger shall remain an issued and outstanding share of common stock of TI and shall not be converted or otherwise affected by the Holding Company Merger.

               3. Subject to the other provisions of this Article II, each share of CFHC Stock issued and outstanding immediately prior to the Effective Time of the Holding Company Merger, other than Dissenting Shares, shall, on and after the Effective Time of the Holding Company Merger, be automatically canceled and cease to be an issued and outstanding share of CFHC Stock and shall be converted into the right to receive, at the election of the holder thereof, either:

                    (i) a fraction of a share of TI Stock equal to the Applicable Exchange Ratio; or

                    (ii) cash in the amount  equal to the  Applicable  Price Per
                         Share.




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          B. Top Up Option.  If the Final TI Stock Price is less than $40.00 per share, TI may, but shall not be required to, elect the Top Up Option. TI shall notify CFHC in writing, within two business days from the date of the calculation of the Final TI Stock Price, whether TI will exercise the Top Up Option. If TI elects not to exercise the Top Up Option, CFHC may terminate this Agreement pursuant to Section 13.1(h) or continue this Agreement at the Adjusted Price Per Share. CFHC shall notify TI in writing of its decision within two business days following its receipt of notice of TI's decision whether to exercise the Top Up Option.

          C. Fractional Shares. Notwithstanding any other provisions of this Agreement, no fractional shares of TI Stock shall be issued in the Holding Company Merger. In lieu thereof, each holder of CFHC Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash, rounded to the nearest cent, equal to the product obtained by multiplying (a) the Final TI Stock Price by (b) the fraction (calculated to the nearest thousandth) of the share of TI Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

          D. Treatment of CFHC Options. Unless exercised prior to the Effective Time of the Holding Company Merger, each of the CFHC Options shall be cashed out by CFHC immediately prior to the Effective Time of the Holding Company Merger by a cash payment to the holder of the Option in an amount equal to the excess, if any, between (a) the Applicable Price Per Share and (b) the exercise price of each CFHC Option times the number of shares of CFHC Stock subject to Options. TI and Guaranty agree to waive, upon the completion of such payment and solely for purposes of consummating the transactions contemplated by this Agreement, in all respects, the conditions to Closing contained in Sections 11.2, 11.3, 11.4, 11.5, 11.6, 11.10, 11.11, 11.12, 11.14 and 11.15 of this Agreement.

          E.   Election and Proration Procedures.
               ---------------------------------

            (a) Election Forms and Types of Election. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of CFHC Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent in such form as TI and CFHC shall mutually agree) ("Election Form") shall be mailed no less than thirty days prior to the anticipated Effective Time of the Holding Company Merger or on such other date as TI and CFHC shall mutually agree ("Mailing Date") to each holder of record of CFHC Common Stock as of five business days prior to the Mailing Date ("Election Form Record Date"). TI shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) (the term "beneficial owner" and "beneficial ownership" for purposes of this Agreement shall have the meaning set forth in Section 13(d) of the Exchange Act) of CFHC Stock after the Election Form Record Date and


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



prior to the Election Deadline, and CFHC shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein. Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to elect (an "Election") to receive either (i) TI Stock (a "Stock Election") with respect to all of such holder's CFHC Stock, or (ii) cash (a "Cash Election") with respect to all of such holder's CFHC Stock, or (iii) TI Stock for a specified number of shares of CFHC Stock (a "Combination Stock Election") and cash for the remaining number of shares of CFHC Stock held by such holder (a "Combination Cash Election"). Any CFHC Stock, other than Dissenting Shares, with respect to which the Exchange Agent has not received an effective, properly completed Election Form prior to the Election Deadline shall be deemed to be "Undesignated Shares" hereunder.

          CFHC stockholders who have made Cash Elections or Combination Cash Elections may also elect to divide their holdings of CFHC Stock into blocks of 5,000 shares of CFHC Stock ("Cash Electee Blocks") or more (with any shares not exactly divisible by the selected block amount being added to one of the blocks) for purposes of the allocation procedures, as set forth in Section 2.5(c), if necessary. Those who have made Cash Elections or Combination Cash Elections but have not made such an election for a Cash Electee Block or who hold less than 5,000 shares of CFHC Stock will have all of their holdings treated as a single Cash Electee Block for purposes of the allocation procedures, as set forth in
Section 2.5(c), if necessary.

            (b) Proper and Timely Election. Any Election shall have been properly made and effective only if the Exchange Agent shall have actually received a properly completed Election Form by 5:00 p.m., Pacific Time, by the 30th day following the Mailing Date (or such other time and date as TI and CFHC may mutually agree) (the "Election Deadline"). An Election Form shall be deemed properly completed only if an Election is indicated for each share of CFHC Stock covered by such Election Form and if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of CFHC Stock covered by such Election Form, together with duly executed transmittal materials included in or required by the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of CFHC Stock representing such Election Form shall automatically become Undesignated Shares unless and until a new Election is properly made with respect to such shares on or before the Election Deadline, and CFHC shall cause the certificates representing such shares of CFHC Stock to be promptly returned without charge to the person submitting the revoked Election Form upon written request to that effect from the holder who submitted such Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any Election, revocation or change has been properly or timely made and to disregard immaterial defects in the

Election Forms, and any decisions of CFHC and TI required by the Exchange Agent and made in good faith in determining such matters shall be binding and conclusive. Neither CFHC nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

            (c) Proration. As promptly as practicable but not later than ten calendar days after the Effective Time of the Holding Company Merger, TI shall cause the Exchange Agent to effect the allocation among the holders of CFHC Stock of rights to receive TI Stock or cash in the Holding Company Merger in accordance with the Election Forms as follows:

                  (i) if the aggregate number of shares of CFHC Stock as to which Stock Elections and Combination Stock Elections shall have effectively been made times the Applicable Exchange Ratio exceeds the Applicable TI Stock Amount then:

                  (A) All Undesignated  Shares shall be deemed to have made Cash
                      Elections; and

                  (B) A stock proration  factor (the "Stock  Proration  Factor")
                      shall be determined by dividing the Applicable TI Stock Amount by the product obtained by multiplying the (y) total number of shares of CFHC Stock with respect to which effective Stock Elections and Combination Stock Elections were made and (z) the Applicable Exchange Ratio. Each holder of CFHC Stock who made an effective Stock Election and Combination Stock Election shall be entitled to:

                      1) the number of shares of TI Stock equal to the product of the (x) Applicable Exchange Ratio, multiplied by
                           (y) the number of shares of CFHC Stock covered by such Stock Election or Combination Stock Election, multiplied by (z) the Stock Proration Factor; and

                      2) cash in an amount equal to the product of (x) the Applicable Price Per Share, multiplied by (y) the number of shares of CFHC Stock covered by such Stock Election or Combination Stock Election, multiplied by
                           (z) one minus the Stock Proration Factor.


                  (ii) if the aggregate number of shares of CFHC Stock as to which Stock Elections and Combination Stock Elections have been effectively made times the Applicable Exchange Ratio shall be less than the Applicable TI Stock Amount, then:

                  (A) the  Exchange  Agent shall select by random such number of
                      Undesignated Shares to receive TI Stock as shall be necessary so that the number of such shares when added to the number of shares for which a Stock Election and Combination Stock Election has been made or is deemed to be made when multiplied by the Applicable Exchange Ratio shall equal or exceed the Applicable TI Stock Amount. If all the Undesignated Shares plus all shares as to which Stock Elections and Combination Stock Elections have been made together, when multiplied by the Applicable Exchange Ratio, are less than the Applicable TI Stock Amount, then:

                  (B) the  Exchange  Agent shall  select by random a  sufficient number of Cash Electee Blocks until the number of shares of CFHC Stock represented by such Cash Electee Blocks times the Applicable Exchange Ratio, when added to the number of shares of CFHC Stock represented by the Undesignated Shares, Stock Elections and Combination Stock Elections times the Applicable Exchange Ratio, exceeds the Applicable TI Stock Amount. The remaining holders of Cash Electee Blocks not so selected will receive the Applicable Price Per Share in cash.

           The pro rata allocation process or the random selection process to be used by the Exchange Agent shall consist of such procedures as shall be mutually determined by TI and CFHC.

                 (d) Final  Adjustments.  If, after the calculations  under this
Section 2.5 have been made, the opinions referred to in Section 9.6 cannot be delivered (as reasonably determined by Manatt, Phelps & Phillips) as a result of the Holding Company Merger potentially failing to satisfy the continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, then the Exchange Agent shall select at random, first from holders of Undesignated Shares, and then, if necessary, from holders of Cash Electee Blocks, a sufficient number of holders to receive TI Stock so as to reduce, to the extent necessary to enable the opinions referred to in Section 9.6 to be rendered, the amount of cash to be delivered to holders of CFHC Stock, and in lieu thereof deliver to such holders such number of shares of TI Stock equal to (x) the amount of the cash reduction required to render the opinions referred to in Section 9.6, divided by (y) the closing price of a share of TI Stock on the NYSE on the business day before the Closing Date as reported in the Wall Street Journal.

                  F.   Computation and Confirmation of Certain Items.
                       ---------------------------------------------

                  The Applicable Exchange Ratio, Applicable Price Per Share, Applicable TI Stock Amount and the Final TI Stock Price shall be calculated by TI prior to the Effective Time of the Holding Company Merger and shall be set forth in a certificate (the "Cash and Stock Certificate") executed by the Chief Financial Officer of TI and furnished to CFHC at least three business days prior to the Effective Time of the Holding Company Merger showing the manner of calculation in reasonable detail.

                  CFHC and Peat Marwick shall be entitled to review and approve the Cash and Stock Certificate from the time of delivery until the day which is no later than two business days prior to the Effective Time of the Holding Company Merger. In the event of disagreement as to the information contained in the Cash and Stock Certificate, the parties shall negotiate in good faith to resolve any such disputed matters, and upon the failure to resolve any such matters, such dispute shall be resolved by an independent accounting firm of national standing mutually satisfactory to both TI and CFHC.


                   G.   Exchange Procedures.
                        --------------------

                        1. Deposit with Exchange Agent. As of the Effective Time of the Holding Company Merger, TI shall have deposited with the Exchange Agent for the benefit of the holders of shares of CFHC Stock, for exchange in accordance with this Section 2.7, certificates representing the shares of TI Stock and cash issuable pursuant to Section 2.1 in exchange for shares of CFHC Stock outstanding immediately prior to the Effective Time of the Holding Company Merger and funds in an amount not less than the amount of cash payable in lieu of fractional shares of TI Stock which would otherwise be payable in connection with Section 2.1, but for the operation of Section 2.3 of this Agreement (collectively, the "Exchange Fund").

2. Exchange Procedures. After completion of the allocation procedure set forth in Section 2.5, each holder of a certificate ("Certificate") formerly representing CFHC Stock (other than Dissenting Shares) who surrenders or has surrendered such Certificate (or customary affidavits and indemnification regarding the loss or destruction of such Certificate), together with duly executed transmittal materials included in or required by the Election Form, to the Exchange Agent, shall, upon acceptance thereof, be entitled to (i) a certificate representing TI Stock and/or (ii) cash into which the shares of CFHC Stock shall have been converted pursuant to Section 2.1 and 2.5, as well as cash in lieu of fractional shares of CFHC Stock to which such holder would otherwise be entitled. Former stockholders of record of CFHC shall be entitled to vote after the Effective Time of the Holding Company Merger at any meeting of TI stockholders the number of whole shares of TI Stock into which their respective shares of CFHC Stock are converted, regardless of whether such holders have exchanged their Certificates representing CFHC Stock for certificates representing TI Stock in accordance with the provisions of this Agreement. The Exchange Agent shall accept such Certificate upon compliance with such reasonable and customary terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal practices. Until surrendered as contemplated by this Section 2.7, each Certificate representing CFHC Stock shall be deemed from and after the Effective Time of the Holding Company Merger to evidence only the right to receive cash and/or TI Stock, as the case may be, upon such surrender. TI shall not be obligated to deliver the consideration to which any former holder of CFHC Stock is entitled as a result of the Holding Company Merger until such holder surrenders his Certificate or Certificates representing shares of CFHC Stock for exchange as provided in this
Section 2.7. If any certificate for shares of TI Stock, or any check representing cash and/or declared but unpaid dividends, is to be issued in a name other than that in which a Certificate surrendered for exchange is issued, the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

                        3. Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time of the Holding Company Merger with respect to TI Stock with a record date after the Effective Time of the Holding Company Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of TI Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3 until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of TI Stock issued in exchange thereof, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of TI Stock to which such holder is entitled pursuant to Section 2.3 and the amount of dividends or other distributions with a record date after the Effective Time of the Holding Company Merger theretofore paid with respect to such whole shares of TI Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Holding Company Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of TI Stock.

                        4. No Further Ownership Rights in CFHC Stock. All cash and shares of TI Stock issued upon the surrender for exchange of shares of CFHC Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.3) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of CFHC Stock, and there shall be no further registration of transfers on the stock transfer books of TI, after the Holding Company Merger, of the shares of CFHC Stock which were outstanding immediately prior to the Effective Time of the Holding Company Merger. If, after the Effective Time of the Holding Company Merger, Certificates are presented to TI for any reason, they shall be canceled and exchanged as provided in this Agreement.

                        5. Termination of Exchange Fund. Any portion of the Exchange Fund, including any interest thereon, which remains undistributed to the stockholders of CFHC following the passage of twenty-four months after the Effective Time of the Holding Company Merger shall be delivered to TI, upon demand, and any stockholders of CFHC who have not theretofore complied with this
Section 2.7 shall thereafter look only to TI for payment of their claim for cash and TI Stock, any cash in lieu of fractional shares of TI Stock and any dividends or distributions with respect to TI Stock.

                        6. No Liability. Neither CFHC nor TI shall be liable to any holder of shares of CFHC Stock or TI Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                        7. No Ownership Rights. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of TI Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of TI Stock for the account of the Persons entitled thereto.

                        8. Affiliates. Certificates surrendered for exchange by any Person constituting an "Affiliate" of CFHC for purposes of Rule 144(a) under the Securities Act shall not be exchanged for certificates representing whole shares of TI Stock until TI has received a written agreement from such person as provided in Section 6.10.

                  H. Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, Dissenting Shares of CFHC Stock which have not effectively withdrawn or lost their rights under Section 262 of the Delaware General Corporation Law shall not be converted pursuant to Section 2.1(c), but shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the Delaware General Corporation Law.

                  I. Adjustments for Dilution and Other Matters If prior to the Effective Time of the Holding Company Merger, (a) CFHC or TI shall declare a stock dividend or distribution on the CFHC Stock or TI Stock, or subdivide, split up, reclassify or combine the CFHC Stock or TI Stock, or declare a dividend, or make a distribution, on the CFHC Stock or TI Stock in any security convertible into CFHC Stock or TI Stock (provided that no such action may be taken by CFHC without TI's prior written consent as provided in Section 6.1) or
(b) the outstanding shares of CFHC Stock or TI Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in each case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in CFHC's capitalization or TI's capitalization, then an appropriate adjustment or adjustments, will be made to the Applicable Exchange Ratio.

                  J. Effect of the Holding Company Merger. By virtue of the Holding Company Merger and at the Effective Time of the Holding Company Merger, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of CFHC and TI shall be vested in and be held and enjoyed by TI, without further act or deed, and all the estates and interests of every kind of CFHC and TI, including all debts due to either of them, shall be as effectively the property of TI as they were of CFHC and TI, and the title to any real estate vested by deed or otherwise in either CFHC or TI shall not revert or be in any way impaired by reason of the Holding Company Merger; and all rights of creditors and liens upon any property of CFHC and TI shall be preserved unimpaired and all the liabilities and duties of CFHC and TI shall be debts, liabilities and duties of TI and may be enforced against it to the same extent as if such debts, liabili ties and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Holding Company Merger.

                  K. Name of Corporation Surviving the Holding Company Merger. The name of the corporation surviving the Holding Company Merger shall be "Temple-Inland Inc."

                  L. Certificate of Incorporation and Bylaws of Corporation Surviving the Holding Company Merger. The Certificate of Incorporation and Bylaws of TI as in effect immediately prior to the Effective Time of the Holding Company Merger shall continue to be the Certificate of Incorporation and Bylaws of TI after the Holding Company Merger.

                  M. Directors and Officers of Corporation Surviving the Holding Company Merger. At the Effective Time of the Holding Company Merger, the then directors of TI shall continue to be the directors of TI until their successors have been chosen and qualified in accordance with the Certificate of Incorporation and Bylaws of TI. The officers of TI immediately prior to the Effective Time of the Holding Company Merger shall continue to be the officers of TI until they resign or are replaced or terminated by the Board of Directors of TI or otherwise in accordance with the TI's Certificate of Incorporation and Bylaws.

                                  ARTICLE III.

                                  THE CLOSING
                                  -----------

                  A. Closing Date. The Closing shall take place on the Closing Date.

                  B. Execution of Merger Agreements. Prior to Closing, the Certificate of Merger shall be executed by TI and CFHC and the Agreement of Bank Merger shall be executed by Guaranty and Stockton. On or before the Closing Date, the Certificate of Merger shall be duly filed with the Delaware Secretary as required by applicable laws and regulations to render the Holding Company Merger effective as of the Closing Date.

                  C. Documents to be Delivered. At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary, in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time of the Holding Company Merger, each of the parties hereto hereby covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to effectuate the transactions set forth herein or contemplated hereby, and the officers and directors of the parties hereto shall execute and deliver, or cause to be executed and delivered, all such documents as may reasonably be required to effectuate such transactions.


                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES
                              OF CFHC AND STOCKTON
                              --------------------

                  Subject to the provisions of Section 14.3 of this Agreement, CFHC and Stockton, jointly and severally, represent and warrant to TI and Guaranty as follows:

                  A. Incorporation, Standing and Power. CFHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered as a savings and loan holding company under HOLA. Stockton is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States and is authorized by the OTS to conduct a federal savings bank business. Each of the CFHC Subsidiaries is duly organized, validly existing and in good standing under the laws of the State of California. The Certificate of Incorporation or Articles of Incorporation, as applicable, and Bylaws of each of CFHC and the CFHC Subsidiaries, and the Federal Stock Charter and Bylaws of Stockton, all as amended to date, are in full force and effect. Stockton's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. CFHC,

Stockton and the CFHC Subsidiaries have all requisite corporate power and authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as presently conducted. Neither the scope of the business of CFHC, Stockton or the CFHC Subsidiaries nor the location of any of their respective properties requires that CFHC, Stockton or the CFHC Subsidiaries be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a Material Adverse Effect.

                  B. Capitalization.
                     --------------

                     1. As of the date of this Agreement, the authorized capital stock of CFHC consists of 12,000,000 shares of CFHC Stock, of which 4,724,095 shares are outstanding, and 4,000,000 shares of serial preferred stock of which no shares are outstanding. All of the outstanding shares of CFHC Stock are duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, except for CFHC Options covering 295,443 shares of CFHC Stock granted pursuant to the CFHC Stock Option Plan and the option granted to TI pursuant to the Stock Option Agreement, attached hereto as Exhibit A, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of CFHC Stock nor any securities convertible into such stock, and CFHC is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock (including, without limiting the generality of the foregoing, obligations to issue shares of CFHC Stock under CFHC's Dividend Reinvestment Plan). CFHC has furnished TI a list (the "CFHC Option List") setting forth the name of each holder of a CFHC Option, the number of shares of CFHC Stock covered by each such CFHC Option, the vesting schedule of such CFHC Option, the exercise price per share and the expiration date of each such CFHC Option. CFHC has taken all necessary action to prevent the creation of further rights under the CFHC Dividend Reinvestment Plan.

                     2. As of the date of this Agreement, the authorized capital stock of Stockton consists of one share of Stockton Stock, of which one share is outstanding and owned of record and beneficially by CFHC. The outstanding share of Stockton Stock is duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of Stockton Stock or any other securities convertible into such stock, and Stockton is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

                     3. As of the date of this Agreement, the authorized capital stock of Cal/Fin Development consists of 10,000,000 shares of common stock, of which no shares are outstanding and 10,000,000 shares of preferred stock, of which no shares are outstanding. All the outstanding shares of such common stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and Cal/Fin Development is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

                     4. As of the date of this Agreement, the authorized capital stock of Stockton Securities consists of 10,000 shares of common stock, of which 10,000 shares are outstanding and owned of record and beneficially by Stockton. All the outstanding shares of such common stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and Stockton Securities is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

                     5. As of the date of this Agreement, the authorized capital stock of Stockton Financial consists of six shares of common stock, of which six shares are outstanding and owned of record and beneficially by Stockton. All the outstanding shares of such common stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and Stockton Financial is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

                     6. As of the date of this Agreement, the authorized capital stock of Stockton Service consists of 930 shares of common stock, of which 930 shares are outstanding and owned of record and beneficially by Stockton. All the outstanding shares of such common stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and Stockton Service is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

                  C. Subsidiaries. Except for Stockton and the CFHC Subsidiaries, CFHC does not own, directly or indirectly, the outstanding stock or equity or other voting interest in any corporation, partnership, joint venture or other entity. Except for the CFHC Subsidiaries, other than Cal/Fin Development, Stockton does not own, directly or indirectly (except as pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted, which are disclosed on a List provided by CFHC to TI (the "CFHC Pledgee List")), the outstanding stock or equity or other voting interest in any corporation, partnership, joint venture or other entity, except for the shares of capital stock, par value $100 per share, of the Federal Home Loan Bank of San Francisco.

                  D. Financial Statements. CFHC has previously furnished to TI a copy of the Financial Statements of CFHC. The Financial Statements of CFHC: (a) present fairly the consolidated financial condition of CFHC as of the respective dates indicated and its consolidated results of operations and changes in cash flows, for the respective periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan and lease losses and other contingencies; and (d) are based upon the books and records of CFHC, Stockton and the CFHC Subsidiaries. Stockton's allowance for loan and lease losses as of November 30, 1996 is $7,348,924

                  E. Reports and Filings. CFHC, Stockton and the CFHC Subsidiaries have filed all reports, returns, registrations and statements (such reports and filings referred to as "CFHC Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with
(a) the SEC, (b) the OTS, (c) the FDIC and (d) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a Material Adverse Effect. No material adverse administrative actions have been taken or orders issued in connection with such CFHC Filings. As of their respective dates, each of such CFHC Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such CFHC Filings fairly presented the financial position of CFHC, Stockton or the CFHC Subsidiaries and was prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. CFHC has furnished TI with true and correct copies of all CFHC Filings filed by CFHC with the SEC, OTS, FDIC and any other federal or state securities or banking authority since January 1, 1993.

                  F. Authority of CFHC and Stockton. The execution and delivery by CFHC and Stockton of this Agreement and by Stockton of the Agreement of Bank Merger, subject to the requisite approval of the stockholders of CFHC and the sole shareholder of Stockton, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action onthe part of CFHC and Stockton, and this Agreement is and the Agreement of Bank Merger will be, upon due execution and delivery by the respective parties thereto, a valid and binding obligation of CFHC or Stockton or both of them, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles and by Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D). Except as set forth in a list furnished by CFHC and Stockton to TI (the "CFHC Conflicts and Consents List"), neither the execution and delivery by CFHC and Stockton of this Agreement or by Stockton of the Agreement of Bank Merger, the consummation of the Holding Company Merger or Bank Merger or the transactions contemplated herein or therein, nor compliance by CFHC and Stockton with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of the respective Articles of Incorporation, as amended, Certificate of Incorporation, as amended, or Bylaws, as amended, of CFHC or the CFHC Subsidiaries or the Federal Stock Charter or Bylaws of Stockton; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which CFHC, Stockton or the CFHC Subsidiaries is a party, or by which CFHC, Stockton or the CFHC Subsidiaries or any of their respective properties or assets is bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of CFHC, Stockton or the CFHC Subsidiaries; (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CFHC, Stockton or the CFHC Subsidiaries or any of their respective properties or assets. Except as set forth in the CFHC Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by CFHC and Stockton of this Agreement or by Stockton of the Agreement of Bank Merger, the consummation by CFHC and Stockton of the Holding Company Merger or Bank Merger or the transactions contemplated hereby or thereby, except
(i) the approval of this Agreement, the Agreement of Bank Merger and the Holding Company Merger and the transactions contemplated hereby and thereby by the stockholders of CFHC and the sole shareholder of Stockton; (ii) such approvals as may be required by the OTS and the FDIC; (iii) the filing and declaration of effectiveness of the S-4 Registration Statement with the SEC; and (iv) the filing of the Certificate of Merger and the Agreement of Bank Merger with the Delaware Secretary and the OTS, respectively.

                  G. Insurance. Except as set forth in a list furnished by CFHC and Stockton to TI, (the "CFHC Insurance List"): (a) CFHC, Stockton and the CFHC Subsidiaries have, and have had since December 31, 1993, policies of insurance and bonds with respect to their respective assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customary for their respective businesses, operations, properties and assets;
(b) no insurer under any policy or bond maintained by CFHC, Stockton or the CFHC Subsidiaries has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder and all such policies and bonds are in full force and effect; and (c) neither Stockton nor the CFHC Subsidiaries is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth in the CFHC Insurance List is a list of all policies of insurance carried and owned by CFHC, Stockton and the CFHC Subsidiaries, showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to TI a copy of each such policy of insurance.

                  H. Title to Assets. CFHC, Stockton and the CFHC Subsidiaries have good and marketable title to all their respective material, non-real estate, properties and assets, owned or stated to be owned by CFHC, Stockton or the CFHC Subsidiaries, free and clear of all Encumbrances except: (a) as set forth in the Financial Statements of CFHC; (b) for Encumbrances for current Taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of CFHC on a consolidated basis; or
(e) as set forth in a list furnished by CFHC and Stockton to TI (the "CFHC Personal Property List.")

                  I. Real Estate. CFHC and Stockton have furnished TI a list (the "CFHC Real Property List") of real property, including leaseholds and all other interests in real property (other than security interests), owned by CFHC, Stockton or the CFHC Subsidiaries. CFHC has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in such real property. CFHC, Stockton or the CFHC Subsidiaries have good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in the CFHC Real Property List, free and clear of all Encumbrances, except: (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current Taxes not yet due; (c) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (d) as described in the CFHC Real Property List. CFHC has furnished TI with true and correct copies of all leases included in the CFHC Real Property List, all title insurance policies and all documents evidencing recordation of all recordable interests in real property included in the CFHC Real Property List.

                  J. Litigation. Except as set forth in the CFHC Filings or in a list furnished by CFHC and Stockton to TI (the "CFHC Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to CFHC's or Stockton's knowledge threatened, against CFHC, Stockton or the CFHC

Subsidiaries or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of CFHC, Stockton or CFHC Subsidiaries which, if adversely determined, would have a Material Adverse Effect. Also, except as disclosed in the CFHC Filings or in the CFHC Litigation List, there are no material judgments, decrees, stipulations or orders against CFHC, Stockton or the CFHC Subsidiaries or enjoining any of them or any of their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

                  K. Taxes.
                     -----

                     1. Except as set forth in a list furnished by CFHC and Stockton to TI (the "CFHC Tax List"), (A) all material Tax Returns required to be filed by or on behalf of CFHC, the CFHC Subsidiaries, Stockton or the Affiliated Group(s) of which any of them is or was a member, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes payable by or on behalf of CFHC, Stockton or the CFHC Subsidiaries, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied on the CFHC balance sheet, and adequate reserves or accruals for Taxes have been provided in the CFHC balance sheet with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (C) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of CFHC, Stockton or the CFHC Subsidiaries, or any Affiliated Group(s) of which any of them is or was a member.

                     2. CFHC, Stockton and the CFHC Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

                     3. TI has received complete copies of (A) all material income or franchise Tax Returns of CFHC, Stockton and the CFHC Subsidiaries relating to the taxable periods since January 1, 1992 and (B) any audit report issued within the last three years relating to any material Taxes due from or with respect to CFHC, Stockton or the CFHC Subsidiaries, with respect to their respective income, assets or operations.

                     4. Except as set forth in the CFHC Tax List, no claim has been made by a taxing authority in a jurisdiction where CFHC, Stockton or the CFHC Subsidiaries do not file an income or franchise Tax Return such that CFHC, Stockton or the CFHC Subsidiaries are or may be subject to taxation by that jurisdiction.

                     5. Except as set forth in the CFHC Tax List: (i) all deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including CFHC, Stockton and/or the CFHC Subsidiaries have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor have CFHC, Stockton or the CFHC Subsidiaries received any notice from any taxing authority that it intends to conduct such an audit or investigation; (ii) no requests for a ruling or a determination letter are pending with any taxing authority; and (iii) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against CFHC, Stockton or any CFHC Subsidiary for any subsequent taxable period that could be material.

                     6. Except as set forth in the CFHC Tax List, neither CFHC, Stockton, any CFHC Subsidiary nor any other Person on behalf of CFHC, Stockton or any CFHC Subsidiary has (A) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by CFHC, Stockton or any CFHC Subsidiary, (B) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by CFHC, Stockton or any CFHC Subsidiary or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of CFHC, Stockton or any CFHC Subsidiary, or (C) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to CFHC, Stockton or any CFHC Subsidiary.

                     7. Except as set forth in the CFHC Tax List, no property owned by CFHC, Stockton or any CFHC Subsidiary is (i) property required to be treated as being owned by another Person pursuant to provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of
Section 168(g) of the Code.

                     8. Neither CFHC (except with one or more CFHC Subsidiaries or Stockton) nor any CFHC Subsidiary nor Stockton (except with CFHC) is a party to any Tax Sharing Agreement or similar agreement or arrangement (whether written or not written) pursuant to which it will have any obligation to make any payments after the Closing.

                     9. Except as set forth in the CFHC Tax List, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by CFHC, Stockton, the CFHC Subsidiaries or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

                     10. There are no liens as a result of any unpaid Taxes upon any of the assets of CFHC, Stockton or any CFHC Subsidiary.

                     11. Except as set forth in the CFHC Tax List, CFHC, Stockton and the CFHC Subsidiaries have no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 472, 1017, 1033, or 4977 of the Code.

                     12. Except as set forth in the CFHC Tax list, none of the members of CFHC's Affiliated Group has any net operating loss carryovers.

                     13. CFHC, the CFHC Subsidiaries and Stockton agree to cooperate with tax counsel in furnishing reasonable and customary written tax representations to tax counsel for purposes of supporting tax counsel's opinion that the Holding Company Merger and the Bank Merger both qualify as tax-deferred reorganizations within the meaning of Section 368(a) of the Code as contemplated in Section 9.6 hereof. Such Persons acknowledge that their inability or unwillingness to provide such reasonable and customary written representations could preclude tax counsel from rendering such opinion, with consequences specified elsewhere herein.

                  L. Compliance with Laws and Regulations.

                     1. To CFHC's and Stockton's knowledge, neither the CFHC Subsidiaries nor either of them is in default under or in breach of any provision of their respective Certificate of Incorporation, as amended, Articles of Incorporation, as amended, Federal Stock Charter, or Bylaws, as amended, or law, ordinance, rule or regulation promulgated by any Governmental Entity. The properties and operations of CFHC, Stockton and the CFHC Subsidiaries are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

                     2. Except as set forth on a list furnished by CFHC and Stockton to TI (the "CFHC Environmental Compliance List"), and without limiting
Section 4.12(a), to CFHC's and Stockton's knowledge: (i) CFHC, Stockton and CFHC Subsidiaries are in compliance with all Environmental Regulations; (ii) there are no Tanks on or above CFHC Property; (iii) there are no Hazardous Materials on, below or above the surfaceof, or migrating from CFHC Property that would reasonably expect to give rise to a Material Adverse Effect; (iv) CFHC and Stockton have no loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a Tank or upon which there are Hazardous Materials on or migrating from; and (v) without limiting
Section 4.10 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against CFHC, Stockton or the CFHC Subsidiaries or concerning property securing CFHC or Stockton loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting CFHC Property or property securing CFHC or Stockton loans, relating to the foregoing representations (i) - (iv). For purposes of this Section 4.12(b), the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "CFHC Property" shall mean real estate owned, leased, or otherwise used by CFHC, Stockton or any CFHC Subsidiary, or in which CFHC, Stockton or any CFHC Subsidiary has an investment (by sale and lease-back or otherwise) in each case, which real estate is owned, leased, or otherwise used on the date of this Agreement, including, without limitation, properties under foreclosure and properties held by CFHC, Stockton or a CFHC Subsidiary in its capacity as a trustee or otherwise. "Tank" shall mean treatment or storage tanks, sumps, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C.
Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.); the Emergency Planning and

Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1,25281 and 25250.1
of the California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

                     3. CFHC and Stockton have provided to TI phase I environmental assessments with respect to each interest in real property set forth on the CFHC Real Property List as to which such a phase I environmental investigation has been prepared by or on behalf of CFHC or Stockton. The CFHC Real Property list discloses each such property as to which such an assessment has not been prepared on behalf of CFHC, Stockton or the CFHC Subsidiaries.


                  M. Performance of Obligations. CFHC, Stockton and the CFHC Subsidiaries have performed in all material respects all of the obligations required to be performed by them to date and are not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which either of them is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a Material Adverse Effect. Except for loans and leases made by Stockton in the ordinary course of business, to CFHC's or Stockton's knowledge, no party with whom CFHC, Stockton or the CFHC Subsidiaries has an agreement that is of material importance to the business of CFHC on a consolidated basis is in material default thereunder.

                  N. Employees. There are no controversies pending or threatened between CFHC, Stockton or the CFHC Subsidiaries and any of their respective employees that are likely to have a Material Adverse Effect. Neither CFHC, Stockton nor the CFHC Subsidiaries is a party to any collective bargaining agreement with respect to any of their respective employees or any labor organization to which their respective employees or any of them belong.

                  O. Registration Obligation. Neither CFHC, Stockton or any CFHC Subsidiary is under any obligation, contingent or otherwise, to register any of their respective securities under the Securities Act.

                  P. Brokers and Finders. Except for the obligation to Merrill Lynch & Co. as set forth in a letter agreement, dated July 16, 1996, a copy of which has been delivered to TI, neither CFHC, Stockton nor any of the CFHC Subsidiaries is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein or therein will result in any liability to any broker or finder.

                  Q. Material Contracts. Except as set forth in a list furnished by CFHC and Stockton to TI (the "CFHC Contract List") hereto (all items listed or required to be listed in such CFHC Contract List being referred to herein as "Scheduled Contracts"), neither CFHC, the CFHC Subsidiaries nor Stockton is a party or otherwise subject to:

                     1. any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of CFHC, Stockton or the CFHC Subsidiaries and is not terminable by CFHC, Stockton or the CFHC Subsidiaries within one year without penalty or (ii) requires payment by CFHC, Stockton or the CFHC Subsidiaries of $50,000 or more per annum;

                     2.  any  advertising,   brokerage,  licensing,  dealership,
representative or agency relationship or contract requiring payment by CFHC, Stockton or the CFHC Subsidiaries of $50,000 or more per annum;

                     3. any contract or agreement that restricts CFHC, Stockton or the CFHC Subsidiaries (or would restrict any Affiliate of any of them (including TI and its subsidiaries) after the Effective Time of the Holding Company Merger) from competing in any line of business with any Person or using or employing the services of any Person;

                     4. any lease of real or personal property providing for annual lease payments by or to CFHC, Stockton or CFHC Subsidiaries in excess of $50,000 per annum other than (A) financing leases entered into in the ordinary course of business in which CFHC, Stockton or the CFHC Subsidiaries is lessor and (B) leases of real property presently used by Stockton as banking offices;

                     5. any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of CFHC, Stockton or the CFHC Subsidiaries (other than as mortgagor or pledgor in the ordinary course of their banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of their business) in personal property having a value of $50,000 or more;

                     6. other than as described in the CFHC Filings or as set forth in the CFHC Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of CFHC, Stockton or the CFHC Subsidiaries;

                     7. any agreement to acquire equipment or any commitment to make capital expenditures of $50,000 or more;

                     8. other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which CFHC, Stockton or the CFHC Subsidiaries has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

                     9. any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of their banking business and reflected in the financial records of CFHC, Stockton or the CFHC Subsidiaries);

                     10. any restrictive covenant contained in any deed to or lease of real property owned or leased by CFHC, Stockton or the CFHC Subsidiaries (as lessee) that materially restricts the use, transferability or value of such property;

                     11. any guarantee or indemnification which involves the sum of $50,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

                     12. any supply, maintenance or landscape contracts not terminable by CFHC, Stockton or CFHC Subsidiaries without penalty on 30 days or less notice and which provides for payments in excess of $50,000 per annum;

                     13. other than as disclosed with reference to  subparagraph
(k) of this Section 4.17, any material agreement which would be terminable other than by CFHC, Stockton or the CFHC Subsidiaries as a result of the consummation of the transactions contemplated by this Agreement;

                     14. any contract of participation with any other financial institution in any loan in excess of $50,000 or any sales of assets of CFHC or Stockton with recourse of any kind to CFHC or Stockton except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

                     15. any agreement providing for the sale or servicing of any loan or other asset which constitutes a "recourse arrangement" under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U. S. Small Business Administration and related servicing agreements);

                     16.  any  contract   relating  to  the  provision  of  data
processing services to CFHC, Stockton or the CFHC Subsidiaries;

                     17. any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $50,000 or more to or by CFHC, Stockton or the CFHC Subsidiaries other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business.

                     True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered to TI.

                  R. Certain Material Changes. Except as specifically required, permitted or effected by this Agreement or as otherwise set forth in a list delivered by CFHC and Stockton to TI (the "CFHC Material Adverse Effect List"), and except for any special assessments associated with the Savings Association Insurance Fund ("SAIF"), since December 31, 1995, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

                     1. Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business, of CFHC, Stockton, or the CFHC Subsidiaries, or any other event or development that has had or may reasonably be expected to have a Material Adverse Effect;

                     2. Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a Material Adverse Effect;

                     3. Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a Material Adverse Effect on the business, financial condition, results of operations or prospects of CFHC on a consolidated basis; or

                     4. Any direct or indirect redemption, purchase or other acquisition by CFHC, Stockton or the CFHC Subsidiaries of any equity securities or any declaration, setting aside or payment of any dividend (except, in the case of the declaration, setting aside or payment by CFHC of a regular quarterly cash dividend consistent with past practice) or other distribution on or in respect of CFHC Stock whether consisting of money, other personal property, real property or other things of value.

                  S. Licenses and Permits. CFHC, Stockton and CFHC Subsidiaries have all material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect. The respective properties, assets, operations and businesses of CFHC, Stockton and the CFHC Subsidiaries are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits.

                  T. Undisclosed Liabilities. Neither CFHC, Stockton nor the CFHC Subsidiaries has any liabilities or obligations, either accrued or contingent, that are material to CFHC on a consolidated basis and that have not been: (a) reflected or disclosed in the Financial Statements of CFHC; or (b) disclosed in a list furnished by CFHC and Stockton to TI (the "CFHC Undisclosed Liabilities List") or on any other CFHC List. Neither CFHC, Stockton nor the CFHC Subsidiaries knows of any reasonable basis for the assertion against any of them of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a Material Adverse Effect that is not accurately reflected in the Financial Statements of CFHC or otherwise disclosed in this Agreement.

                  U. Employee Benefit Plans.
                     ----------------------

                     1. Existence of Plans. For purposes of this Agreement, the term "Plans" shall mean (i) all "Employee Benefit Plans" (as such term is defined in Section 3(3) of ERISA) of which CFHC or any member of the same controlled group of corporations, trades or businesses as CFHC within the meaning of Section 4001(a)(14) of ERISA, including, but not limited to, Stockton and CFHC Subsidiaries (for purposes of this Section, an "ERISA Affiliate") is a sponsor or participating employer or as to which CFHC or any of its ERISA Affiliates makes contributions or is required to make contributions and (ii) any similar employment, severance or other arrangement or policy of CFHC or of any of its ERISA Affiliates (whether written or oral) providing for insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits. Except as is disclosed in the "CFHC Employee Plan List," (i) neither CFHC nor any of its ERISA Affiliates maintains or sponsors, or makes or is required to make contributions to, any Plans, (ii) none of the Plans is a "multiemployer plan," as defined in Section 3(37) of ERISA, (iii) none of the Plans is a "defined benefit pension plan" within the meaning of Section 3(35) of ERISA, and (iv) each of the Plans is, and at all times since its inception has been, in compliance with all provisions of ERISA, the Code, the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and all other applicable laws. Notwithstanding any statement or indication in this Agreement to the contrary, and except as otherwise provided for in the letter required pursuant to Article XII of this Agreement, there are no Plans as to which CFHC or its ERISA Affiliates will be required to make any contributions, whether on behalf of any of the current employees of the CFHC, its ERISA Affiliate or on behalf of any other person, after the Closing. With respect to each of such Plans, at the Closing there will be no unrecorded liabilities with respect to the establishment, implementation, operation, administration or termination of any such Plan, or the termination of the participation in any such Plan by the CFHC or any of its ERISA Affiliates. Neither CFHC nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan, or modify or change any existing Plan that would affect any employee or terminated employee of CFHC or any ERISA Affiliate, except as disclosed on the CFHC Employee Plan List. CFHC has delivered to TI true and complete copies of: (i) each of the Plans and any related funding and service agreements thereto (including insurance contracts, investment managing agreements, subscription and participation agreements and recordkeeping contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder, (ii) the currently effective Summary Plan Description, Summary of Material Modifications and all material employee communications pertaining to each of the Plans, (iii) the three most recent annual reports for each of the Plans (including all relevant schedules), (iv) the most recently filed PBGC Form 1 (if applicable), and (v) the most recent Internal Revenue Service determination letter for each Plan which is intended to constitute a qualified plan under Section 401 of the Code and each amendment to each of the foregoing documents and any requests for rulings, determinations, or opinions pending with the Internal Revenue Service or any other governmental agency.

                     2. Present Value of Benefits. Except as otherwise provided for in the letter required pursuant to Article XII of this Agreement, the present value of all accrued benefits under any Plans subject to Title IV of ERISA shall not, as of the Closing Date, exceed the value of the assets of such Plans allocated to such accrued benefits, based upon the applicable provisions of the Code and ERISA. With respect to each Plan that is subject to Title IV of ERISA (i) no amount is due or owing from CFHC or its ERISA Affiliates to the Pension Benefit Guaranty Corporation or to any "multiemployer plan" as defined in Section 3(37) of ERISA on account of any withdrawal therefrom and (ii) no such Plan has been terminated other than in accordance with ERISA or at a time when the Plan was not sufficiently funded. The transactions contemplated hereunder, including without limitation the termination of the Plans at or prior to the Closing, shall not result in any such withdrawal or other liability under any applicable laws.

                     3. Penalties; Reportable Events. None of the Plans, nor any trust created thereunder nor any trustee, fiduciary or administrator thereof, has engaged in any transaction which might subject any of the Plans, any such trust, or any trustee, fiduciary or administrator thereof, or any party dealing with the Plans or any such trust, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or to any civil penalty imposed by Section 502 of ERISA. None of the Plans subject to Title IV of ERISA has, since September 2, 1974, been completely or partially terminated nor has there been any "reportable event," as such term is defined in Section 4043(b) of ERISA, with respect to any of the Plans since the effective date of ERISA nor has any notice of intent to terminate been filed or given with respect to any such Plan. There has been no (i) withdrawal by CFHC or any of its ERISA Affiliates that is a substantial employer from a single-employer plan which is a Plan and which has two or more contributing sponsors at least two of whom are not under common control, as referred to in Section 4063(b) of ERISA, or (ii) cessation by CFHC or any of its ERISA Affiliates of operations at a facility causing more than 20% of Plan participants to be separated from employment, as referred to in Section 4062(f) of ERISA.

                     4. Deficiencies; Qualification. None of the Plans nor any trust created thereunder has incurred any "accumulated funding deficiency" as such term is defined in Section 412 of the Code, whether or not waived, since the effective date of said Section 412. Furthermore, neither CFHC nor any of its ERISA Affiliates has any unfunded liability under ERISA in respect of any of the Plans. Each of the Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and CFHC does not know of any fact which could adversely affect the qualified status of any such Plan. All of the Plans have been administered and maintained in compliance with ERISA, COBRA, the Code and all other applicable laws. All contributions required to be made to each of the Plans under the terms of the Plan, ERISA, the Code, COBRA or any other applicable laws have been timely made. The Financial Statements properly reflect all amounts required to be accrued as liabilities to date under each of the Plans. There is no contract, agreement or benefit arrangement covering any employee of CFHC which, individually or collectively, could give rise to the payment of any amount which would constitute an "excess parachute payment" (as defined in Section 280G of the Code).

                     5. Litigation. There have occurred and there exists (i) no pending litigation or controversies against the Plans or against CFHC or any of its ERISA Affiliates as the "Employer" or "Sponsor" under the Plans or against the trustee, fiduciaries or administrators of any of the Plans and (ii) no pending or threatened investigations, proceedings, lawsuits, disputes, actions or controversies involving the Plans, the administrator or trustee of any of the Plans with any of the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation, any participant in the Plans or any other person whatsoever. Without limiting the generality of the foregoing, there are no lawsuits or other claims, pending or threatened (other than routine claims for benefits under a Plan) against (i) any Plan, or (ii) any "Fiduciary" of such Plan (within the meaning of Section 3(21)(a) of ERISA) brought on behalf of any participant, beneficiary or Fiduciary thereunder, nor is there a reasonable basis for any such claim.

                  V. Corporate Records. The minute books of CFHC and Stockton since 1982, and the CFHC Subsidiaries since their respective dates of incorporation, accurately reflect all material actions taken to this date by the respective stockholders, boards of directors and committees of CFHC, Stockton and the CFHC Subsidiaries and contain true and complete copies of the

Certificates of Incorporation, as amended, Articles of Incorporation, as amended, Federal Stock Charter, Bylaws and other charter documents, and all amendments thereto. True and complete copies of CFHC's, Stockton's and the CFHC Subsidiaries' Certificates of Incorporation, as amended, Articles of Incorporation, as amended, Federal Stock Charter, Bylaws and other charter documents, and all amendments thereto, have been delivered to TI on the date hereof.

                  W. Community Reinvestment Act. Stockton received a rating of "satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. CFHC or Stockton have not been advised of any supervisory concerns regarding any of Stockton's compliance with the Community Reinvestment Act.

                  X. Regulatory Actions.

                     (a) As of the date hereof, and to CFHC's and Stockton's actual knowledge, CFHC and Stockton are in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Bank Secrecy Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Americans with
Disabilities Act, and all other applicable fair lending laws or other laws relating to discrimination, and to CFHC's and Stockton's actual knowledge, neither CFHC nor Stockton is the subject of a referral to either the United States Department of Justice or the Department of Housing and Urban Development for alleged violations of the Fair Lending Acts.

                     (b) Except as set forth in a list (the "CFHC Regulatory Actions List"), to the knowledge of CFHC and Stockton, each material violation, criticism, or exception by any Governmental Entity with respect to any examinations of CFHC or Stockton has been responded to or is in the process of being responded to, and neither CFHC nor Stockton has been advised by any Governmental Entity that its response is inadequate.

                     (c) Neither CFHC,  Stockton nor the CFHC  Subsidiaries is a
party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Entity nor has it been advised by any
Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

                  Y. Insider Loans; Other Transactions. CFHC has previously provided TI with a listing, current as of November 30, 1996, of all extensions of credit made to CFHC, Stockton and the CFHC Subsidiaries and each of its and their executive officers and directors and their related interests (all as defined under Federal Reserve Board Regulation O), all of which have been made in compliance with Regulation O, which listing is true, correct and complete in all material respects. Neither CFHC, Stockton nor any CFHC Subsidiary owes any amount to, or has any contract or lease with or commitment to, any of the present Executive Officers or directors of CFHC, Stockton or any CFHC Subsidiary (other than for compensation for current services not yet due and payable, reimbursement of expenses arising in the ordinary course of business, options available under the CFHC Stock Option Plan, or any amounts due pursuant to CFHC's Employee Benefit Plans).

                  Z. Accounting Records. CFHC, Stockton and the CFHC Subsidiaries maintain accounting records which fairly and accurately reflect, in all material respects, their transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with their management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting procedures and/or applicable regulatory accounting principles or banking regulations consistently applied. Such records, to the extent they contain important information pertaining to CFHC, Stockton and the CFHC Subsidiaries which is not easily and readily available elsewhere, have been stored and maintained in compliance with OTS Regulations.

                  AA. Indemnification. Other than pursuant to the provisions of its charter or bylaws, neither CFHC, Stockton nor the CFHC Subsidiaries is a party to any indemnification agreement with any of its present directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of CFHC (a "Covered Person"), and to the knowledge of CFHC, there are no claims for which any Covered Person would be entitled to indemnification under Section 7.8 if such provisions were deemed in effect, except as set forth in a list furnished by CFHC and Stockton to TI (the "CFHC Indemnification List").

                  AB. Offices and ATMs. CFHC and Stockton have furnished to TI a list (the "CFHC Offices List") setting forth the headquarters of Stockton (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by Stockton (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on the CFHC Offices List, Stockton maintains no other office or ATM and conducts business at no other location, and Stockton has not applied for nor received permission to open any additional branch nor operate at any other location.

                  AC. Loan Portfolio.
                      --------------

                     (a) CFHC and Stockton have furnished to TI a list (the "CFHC Loan List") that sets forth as of November 30, 1996 a description of (a) each loan, lease, other extension of credit or commitment to extend credit by Stockton in excess of $25,000; (b) all loans, leases, other extensions and commitments to extend credit by Stockton of $25,000 or more, that have been classified by any bank regulatory authority or any unit of CFHC or Stockton or by any other Person as "Criticized," "Specially Mentioned," "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"); and (c) all consumer loans due to Stockton as to which any payment of principal, interest or any other amount is 90 days or more past due. There is no material disagreement with any regulatory agency as to any classification referred to herein.

                     (b) Each loan,  other than  loans the  aggregate  amount of which to any one borrower and its related interests reflected as an asset on CFHC's most recent balance sheet does not exceed $25,000, and each balance sheet date subsequent thereto (i) is evidenced by notes, agreements or other evidence of indebtedness which are true, genuine and what they purport to be, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All such loans and extensions of credit that have been made by Stockton and that are subject to
Section 11 of HOLA comply therewith.

                  AD. Investment Securities. CFHC and Stockton have furnished to TI a list (the "CFHC Investment Securities List") setting forth a description of each Investment Security held by CFHC, Stockton or the CFHC Subsidiaries on November 30, 1996 and on the date of this Agreement. The CFHC Investment Securities List sets forth, with respect to each such Investment Security: (i) the issuer thereof; (ii) the outstanding balance or number of shares; (iii) the maturity, if applicable: (iv) the title of issue; and (v) the classification under SFAS No. 115. Neither CFHC, Stockton nor the CFHC Subsidiaries holds any Investment Security classified as trading.

                  AE. Derivatives Contracts; Structured Notes; Etc. Except as set forth in a list furnished by CFHC and Stockton to TI, (the "CFHC Derivatives List") neither CFHC, Stockton nor the CFHC Subsidiaries, is a party to or has agreed to enter into an exchange traded or over-the- counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

                  AF. Power of Attorney. Neither CFHC, Stockton nor the CFHC Subsidiaries has granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

                  AG. Material Interests of Certain Persons. Except as disclosed in CFHC's proxy statement for its 1996 annual meeting of stockholders, no officer or director of CFHC, or any associate thereof (as such term is defined in Rule 12b-2 under the Exchange Act) has any material interest in any material contract or property (real or personal) tangible or intangible, used in or pertaining to the business of CFHC, Stockton or the CFHC Subsidiaries.

                  AH. Tax Matters. Neither CFHC, Stockton or the CFHC Subsidiaries, nor, to the knowledge of CFHC or Stockton, any of their respective Affiliates has taken or agreed to take any action that would prevent the business combinations to be effected by the Mergers from qualifying as reorganizations under Section 368(a) of the Code.

                  AI. Facts Affecting Regulatory Approvals. To the knowledge of CFHC and Stockton, there is no fact, event or condition applicable to CFHC, Stockton or the CFHC Subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Mergers and transactions contemplated by this Agreement.

                  AJ. Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of CFHC or Stockton ("CFHC Supplied Information") for inclusion in (a) the Proxy Statement to be mailed to the stockholders of CFHC in connection with obtaining the approval of the stockholders of CFHC of this Agreement, the Holding Company Merger and the other transactions contemplated hereby, and (b) any other documents to be filed with the SEC, the OTS, the FDIC or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  AK. Certain Regulatory Matters
                      --------------------------

                     1. Stockton is a qualified thrift lender under Section 10(m) of the HOLA and is a member of the Federal Home Loan Bank of San Francisco; and

                     2. Stockton has not paid any dividends to CFHC that (i) caused the regulatory capital of Stockton to be less than the amount then required by applicable law or (ii) exceeded any other limitation on the payment of dividends imposed by law, agreement or regulatory policy. Other than as required by applicable law or OTS Regulations, there are no restrictions on the payment of dividends by Stockton or CFHC.

                  AL. Corporate Approval
                      ------------------

                     1. The affirmative vote of the holders of a majority of the outstanding shares of CFHC Stock is required to adopt this Agreement and approve the Holding Company Merger and the other transactions contemplated hereby. No other vote of the stockholders of CFHC is required by law, the Certificate of Incorporation or Bylaws of CFHC or otherwise to adopt this Agreement and approve the Holding Company Merger and the other transactions contemplated hereby; and

                     2. At a duly constituted meeting of the Board of Directors of CFHC and Stockton, directors constituting at least two-thirds of the directors then in office respectively authorized CFHC's and Stockton's entry into this Agreement and the transactions contemplated hereby.

                  AM. Intellectual Property. Except as set forth in a list furnished by CFHC and Stockton to TI (the "CFHC Intellectual Property List"), CFHC, Stockton and the CFHC Subsidiaries own or possess valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in their respective businesses; and CFHC, Stockton and the CFHC Subsidiaries have not received any notice with respect thereto that asserts the rights of others. CFHC, Stockton and the CFHC Subsidiaries have in all material respects performed all the obligations required to be performed by them, and are not in default in any material respect under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

                  AN. Accuracy and Currentness of Information Furnished. The representations and warranties made by CFHC and Stockton hereby or in the Lists or schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such Lists or schedules from being misleading.



                                   ARTICLE V.

                REPRESENTATIONS AND WARRANTIES OF TI AND GUARANTY
                -------------------------------------------------

                  Subject to the provisions of Section 14.3 of this Agreement, TI and Guaranty, jointly and severally, represent and warrant to CFHC and Stockton as follows:

                  A. Incorporation, Standing and Power. TI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, and is registered as a savings and loan holding company under HOLA. Guaranty is a federal savings bank duly incorporated, validly existing and in good standing under the laws of the United States and is authorized by the OTS to conduct a federal savings bank business. The Certificate of Incorporation and Bylaws of TI, and the Federal Stock Charter and Bylaws of Guaranty, each as amended to date, are in full force and effect. Guaranty's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. TI and Guaranty are duly qualified and in good standing as a foreign corporation, and are authorized to do business, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to be so qualified or authorized would not, individually or in the aggregate, have a Material Adverse Effect.

                  B. Authority of TI and Guaranty. The execution and delivery by TI and Guaranty of this Agreement and by Guaranty of the Agreement of Bank Merger, and subject to the requisite approval of the shareholder of Guaranty of this Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of TI and Guaranty, and this Agreement is and the Agreement of Bank Merger will be upon execution by all parties, a valid and binding obligation of TI and Guaranty, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles and by Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D). Except as set forth in a list furnished by TI to CFHC (the "TI Conflicts and Consents List"), neither the execution and delivery by TI or Guaranty of this Agreement or the Agreement of Bank Merger, as the case may be, the consummation of the transactions contemplated herein or thereby, nor compliance by TI or Guaranty with any of the provisions hereof or thereof, will (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws, as amended, of TI, or the Federal Stock Charter or Bylaws, as amended, of Guaranty;
(b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which TI or Guaranty is a party, or by which TI or Guaranty or any of their respective properties or assets is bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of TI or Guaranty; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to TI or Guaranty or any of their respective properties or assets. Except as set forth in the TI Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of TI, and no consent or approval of any other Person, is required in connection with the execution and delivery by TI of this Agreement, or the consummation by TI of the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the transactions contemplated hereby by the shareholder of Guaranty; (ii) such approvals as may be required by the OTS and the FDIC; (iii) filing of the Certificate of Merger with the Delaware Secretary pursuant to the Delaware General Corporation Law; (iv) the declaration of effectiveness by the SEC of the S-4 Registration Statement; and (v) such approvals as may be required by the NYSE to approve for inclusion on the NYSE the TI Stock to be issued in the Holding Company Merger.

                  C. Tax Representations
                     -------------------

                  TI, Guaranty and their Affiliates agree to cooperate with tax counsel by furnishing reasonable and customary written representations to tax counsel for purposes of supporting tax counsel's opinion that the Holding Company Merger and the Bank Merger both qualify as tax-deferred reorganizations within the meaning of Section 368(a) of the Code as contemplated in Section 9.6 hereof.

                  D. Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of TI ("TI Supplied Information") for inclusion in (a) the S-4 Registration Statement, and (b) any other documents to be filed with the OTS, the FDIC or any other Governmental Entity in connection with the transactions contemplated in this Agreement will, at the respective times such documents are filed or become effective, or with respect to the S-4 Registration Statement when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  E. Reports and Filings. TI and Guaranty have filed all reports, returns, registrations and statements (such reports and filings referred to as "TI Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the SEC, (b) the OTS, (c) the FDIC and (d) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a Material Adverse Effect. No material adverse administrative actions have been taken or orders issued in connection with such TI Filings. As of their respective dates, each of such TI Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such TI Filings fairly presented the financial position of TI and was prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. TI has furnished CFHC with true and correct copies of all TI Filings filed by TI with the SEC, OTS, and the FDIC since January 1, 1993.

                  F. Corporate Approval. At a duly constituted meeting of the Board of Directors of Guaranty, directors constituting at least two-thirds of the directors then in office authorized Guaranty's entry into this Agreement and the transactions contemplated hereby, and, at a duly constituted meeting of the Board of Directors of TI, directors constituting at least a majority of the directors then in office authorized TI's entry into this Agreement and the transactions contemplated hereby.

                  G. Absence of Certain Changes or Events. Except as may be set forth in a list furnished by TI to CFHC (the "TI Material Adverse Effect List"), or as otherwise contemplated by this Agreement, since December 30, 1995, and as of the date hereof, no event has occurred which has had a Material Adverse Effect.

                  H. Access to Funds. TI has, or on the Closing Date will have, a sufficient number of authorized shares of TI Stock and all funds necessary to consummate the Holding Company Merger.

                  I. Facts Affecting Regulatory Approvals. To the knowledge of TI and Guaranty, there is no fact, event or condition applicable to TI or Guaranty which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Mergers and transactions contemplated by this Agreement.

                  J. Accuracy and Currentness of Information Furnished. The representations and warranties made by TI and Guaranty hereby or in the Lists or schedules hereto do not contain any untrue statement of material fact or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein or in such Lists or schedules from being misleading.

                                   ARTICLE VI.

                         COVENANTS OF CFHC AND STOCKTON
                      PENDING EFFECTIVE TIME OF THE MERGERS
                      -------------------------------------

                  CFHC and Stockton covenant and agree with TI and Guaranty as follows:

                  A. Limitation on CFHC's and Stockton's Conduct Prior to Effective Time. Between the date hereof and the Effective Time of the Holding Company Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to federally chartered savings banks and savings and loan holding companies, CFHC and Stockton agree to conduct, and CFHC agrees to cause Stockton and the CFHC Subsidiaries to conduct, their respective businesses in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practices, and CFHC, Stockton and the CFHC Subsidiaries shall not, without prior written consent of TI (which consent shall not be unreasonably withheld and which consent shall be deemed granted if within five (5) business days of TI's receipt of written notice of a request for prior written consent, written notice of objection is not received by CFHC):

                      1. issue, sell or grant any CFHC Stock (except pursuant to the exercise of CFHC Options outstanding as of the date hereof), CFHC preferred stock, Stockton Stock, any other securities (including long term debt) of CFHC, Stockton or the CFHC Subsidiaries or any rights, options or securities to acquire any CFHC Stock (except pursuant to the Stock Option Agreement attached hereto as Exhibit A), CFHC preferred stock, Stockton Stock, or any other securities (including long term debt) of CFHC or Stockton or the CFHC Subsidiaries;

                      2. declare, set aside or pay any dividend or make any other distribution upon or split, combine or reclassify any shares of capital stock or other securities of CFHC, Stockton or any CFHC Subsidiaries other than, by CFHC, the declaration, setting aside and payment of quarterly cash dividends consistent with past practice;

                      3. purchase, redeem or otherwise acquire any capital stock or other securities of CFHC, Stockton or the CFHC Subsidiaries or any rights, options, or securities to acquire any capital stock or other securities of CFHC, Stockton or CFHC Subsidiaries; provided, however, that CFHC may cancel outstanding CFHC Options and pay the holders of such CFHC Options an amount not greater than an amount of cash computed in accordance with Section 2.4;


                      4. except as may be required to effect the transactions contemplated herein, amend their Certificate of Incorporation or Articles of Incorporation, as applicable, Federal Stock Charter, or Bylaws;

                      5. grant any general or uniform increase in the rate of pay of employees or employee benefits except pursuant to the plan approved on November 25, 1996 by the Compensation/Stock Options Committee of CFHC's Board of Directors providing for an overall base salary increase of 4%;

                      6. grant any increase: (i) in incentive compensation or related employee benefits to any Person except for increases of a nondiscretionary nature granted in the ordinary course of business and consistent with past practices or as required by an existing written employment agreement, and except as otherwise permitted by this Agreement; (ii) in salary upon a promotion that is in excess of 5%; or (iii) in compensation to Robert V. Kavanaugh in excess of that approved pursuant to that certain resolution dated November 25, 1996 of the Compensation/Stock Options Committee of CFHC's Board of Directors;

                      7. make any capital expenditure or commitments with respect thereto in excess of $50,000 in the aggregate for any specific project or purpose, except for ordinary repairs, renewals and replacements, and except for those payments to be made in connection with the opening of a branch of Stockton in Modesto and the purchase of eight Automated Teller Machines, all as identified on a list delivered by CFHC to TI (the "CFHC Material Expenditure List");

                      8. compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

                      9. grant or commit to grant any extension of credit if such extension of credit, together with all other credit then outstanding to the same Person and all Affiliated Persons: (i) if unsecured, would exceed $100,000, or, (ii) if secured by a lien on real estate (excluding any government insured loans), would exceed $1,000,000 or have a loan-to-value ratio in excess of 80% (unless insured by private mortgage insurance);

                      10. change any method or period of accounting unless and until required by generally accepted accounting principles or a Governmental Entity;

                      11. grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any Executive Officer, director or holder of ten percent (10%) or more of the outstanding CFHC Stock, or any Affiliate of such Person, if such credit would exceed $25,000;

                      12. close any offices at which business is conducted or open any new offices, except for the opening of those branches identified in the CFHC Material Expenditure List and the opening of Stockton's branch in Oakdale, pursuant to the terms of CFHC's agreement with Sentinel Savings and Loan Association;

                      13. adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law, and except as otherwise permitted by this Agreement;

                      14. initiate, solicit, or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors, or employees or any investment banker, financial advisor, attorney, accountant, or other representative retained by CFHC, Stockton or any of their Affiliates to take any such action, and CFHC shall promptly notify TI (orally and in writing) of all of the material facts relating to all inquiries and proposals which it may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving CFHC or Stockton: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of CFHC or Stockton representing ten percent (10%) or more of the consolidated assets of CFHC; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing ten percent (10%) or more of the voting power of CFHC; a tender offer or exchange offer for at least ten percent (10%) of the outstanding shares of CFHC; a solicitation of proxies in opposition to approval of the Holding Company Merger by CFHC's shareholders; or a public announcement of a bona fide proposal, plan, or intention to do any of the foregoing. CFHC, Stockton and the CFHC Subsidiaries will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than TI and Guaranty) conducted heretofore with respect to any of the foregoing. CFHC and Stockton will take the necessary steps to inform promptly the appropriate individuals or entities referred to above of the obligations undertaken in this Section. CFHC and Stockton agree that they will notify TI and Guaranty immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussion are sought to be initiated or continued with CFHC, Stockton or the CFHC Subsidiaries. CFHC and Stockton also agree that they shall promptly request each other person, other than TI and Guaranty, that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring CFHC, Stockton or the CFHC Subsidiaries to return all confidential information heretofore furnished to such person by or on behalf of CFHC, Stockton or any of the CFHC Subsidiaries and enforce any such confidentiality agreements. Notwithstanding any other provision in this Section 6.1(n) or elsewhere in this Agreement, the obligations of CFHC in this Agreement are subject to the continuing fiduciary duties of the Board of Directors of CFHC to the stockholders of CFHC. In the event the Board of Directors of CFHC receives a bona fide offer for a Competing Transaction with another entity, and reasonably determines, upon advice of counsel, that as a result of such offer, any duty to act or to refrain from doing any act pursuant to this Agreement is inconsistent with the continuing fiduciary duties of said Board of Directors to the stockholders of CFHC, such failure to act or refrain from doing any act shall not constitute the failure of any condition, breach of any covenant or otherwise constitute any breach of this Agreement, except that any such failure to act or refrain from doing any act shall entitle TI to terminate this Agreement pursuant to Section 13.1(i) hereof;

                      15. other than in the ordinary course of business, consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person;

                      16. change any of CFHC's or Stockton's basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices or any other material aspect of CFHC's business or operations on a consolidated basis;

                      17. grant any Person a power of attorney or similar authority;

                      18. make any investment by purchase of stock or securities (including an Investment Security), contributions to capital, property transfers or otherwise in any other Person, except for federal funds or obligations of the United States Treasury or an agency of the United States government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading;

                      19. settle any claim, action or proceeding involving any liability of CFHC, Stockton or the CFHC Subsidiaries for money damages in excess of $75,000 exclusive of insurance coverage, or involving restrictions upon the operations of CFHC or any of the CFHC Subsidiaries;

                      20. amend or modify any Scheduled Contract or enter into any agreement or contract that would be a Scheduled Contract under Section 4.17, except as otherwise permitted by this Agreement;

                      21. waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim, except for actions taken in the resolution of extensions of credit or other debts or claims that do not result in a reduction in excess of $15,000 of the amount CFHC is otherwise entitled to pursuant to such right, collateral, credit or other debt or claim, and in a manner consistent with past practice;

                      22. enter into any new activities or lines of business, or cease to conduct any material activities or lines of business that it conducts on the date hereof, or conduct any material business activity not consistent with past practice;

                      23.  sell,  transfer,   mortgage,  encumber  or  otherwise
dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices;

                      24. take any action which would or is reasonably likely to
(i) adversely affect the ability of CFHC or Stockton to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect CFHC's or Stockton's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of CFHC's or Stockton's obligations hereunder, as set forth in Articles IX or X herein not being satisfied;

                      25. make any special or extraordinary payments to any Person, except as otherwise permitted by this Agreement;

                      26.    reclassify    any    Investment    Security    from
hold-to-maturity or available for sale to trading;

                      27. sell any security other than in the ordinary course of business;

                      28. take title to any real property without conducting prior thereto an environmental investigation (which at a minimum shall consist of a phase I environmental report), which investigation shall disclose the absence of any suspected environmental contamination, except with respect to real property on which there is located a 1-4 family residence (unless CFHC or Stockton has reasonable cause to believe any Hazardous Materials may exist on such property);

                      29. take or cause to be taken any action which would disqualify the Mergers as "tax-deferred reorganizations" within the meaning of
Section 368(a) of the Code;

                      30. notwithstanding any recoveries received with respect to loans previously charged off, reduce the allowance for loan and lease losses, except as a result of chargeoffs, nor increase the allowance for loan and lease losses greater than the tax base year reserve; or

                      31. agree or make any commitment to take any actions prohibited by this Section 6.1.

                  B. Affirmative Conduct of CFHC and Stockton Prior to Effective Time. Between the date hereof and the Effective Time of the Holding Company Merger, CFHC and Stockton shall, and CFHC shall cause Stockton and the CFHC Subsidiaries to:

                      1. use their respective commercially reasonable efforts consistent with this Agreement to maintain and preserve intact their respective present business organizations and to maintain and preserve their respective relationships and goodwill with account holders, borrowers, employees and others having business relationships with CFHC, Stockton or the CFHC Subsidiaries;

                      2. use their respective commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of CFHC, Stockton or the CFHC Subsidiaries;

                      3. use their respective commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties for which they are responsible and on their respective business operations;

                      4.   perform   their   respective   material   contractual
obligations and not become in material default on any such obligations;

                      5. duly observe and conform to all lawful requirements applicable to their respective businesses, except for any failure to so observe and conform that would not have a Material Adverse Effect;

                      6. maintain their respective assets and properties in good condition and repair, normal wear and tear excepted;

                      7. promptly advise TI in writing of any event or any other transaction within CFHC's or Stockton's knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of five percent (5%) or more of the outstanding CFHC Stock prior to the record date fixed for the CFHC Stockholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

                      8. promptly notify TI regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of CFHC, or the CFHC Subsidiaries or Stockton, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of CFHC, Stockton or the CFHC Subsidiaries, and make available to TI the calculation work papers for federal income tax estimated payments;

                      9. make available to TI monthly unaudited consolidated balance sheets and consolidated income statements of CFHC within twenty-five
(25) days after the close of each calendar month;

                      10. not later than the 20th day of each calendar month, amend or supplement the CFHC Lists prepared and delivered pursuant to Article IV to ensure that the information set forth in the CFHC Lists accurately reflects the then-current status of the information provided therein, and deliver such amendments or supplements to TI no later than the 20th day of each calendar month. CFHC shall further amend or supplement the CFHC Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the CFHC Lists. No amendment or supplement to the CFHC Lists needs to be provided to the extent there has been no change or update in such CFHC List;

                      11. use their respective commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, amendment, permit or release that is material to the business of CFHC on a consolidated basis or that is contemplated in this Agreement as required in connection with the Holding Company Merger or Bank Merger; and

                      12. maintain an allowance for loan and lease losses consistent with practices and methodology as in effect on the date of the execution of this Agreement.


                  C.  Access to Information.

                      1. CFHC and Stockton will afford, and CFHC shall cause the CFHC Subsidiaries to afford, upon reasonable notice, to TI and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of their respective businesses, operations, properties, books, files and records and will do everything reasonably necessary to enable TI and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, businesses, assets and properties of CFHC, the CFHC Subsidiaries and Stockton and the condition thereof and to update such examination at such intervals as TI shall deem appropriate. Such examination shall be conducted in cooperation with the officers of CFHC, the CFHC Subsidiaries and Stockton and in such a manner as to minimize any disruption of, or interference with, the normal business operations of CFHC, the CFHC Subsidiaries and Stockton. Upon the request of TI, CFHC will request Peat Marwick to provide reasonable access by Ernst & Young to auditors' work papers with respect to the businesses and properties of CFHC, Stockton and the CFHC Subsidiaries, including tax accrual work papers prepared for CFHC and/or Stockton during the preceding sixty (60) months or any future completed audits or completed reviews of CFHC or Stockton, other than (i) books, records and documents covered by the attorney- client privilege, or that are attorneys' work product, and (ii) books, records and documents that CFHC, Stockton and the CFHC Subsidiaries are legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of TI of the right to rely upon the representations and warranties made by CFHC and Stockton herein. TI covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning CFHC, Stockton and the CFHC Subsidiaries received from any of them so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the S-4 Registration Statement or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to CFHC, Stockton and the CFHC Subsidiaries.

                      2. A representative of TI, selected by TI in its sole discretion, shall be authorized and permitted to review each loan, lease, or other credit funded or renewed by CFHC or Stockton after the date hereof, and all information associated with such loan, lease or other credit within three business days of such funding or renewal, such review to take place, if possible, on Stockton's premises.

                      3. A representative of TI, selected by TI in its sole discretion, shall be permitted by CFHC and Stockton to attend all regular and special Board of Directors' and committee meetings of CFHC and Stockton from the date hereof until the Effective Time of the Holding Company Merger; provided, however, that the attendance of such representative shall not be permitted at any meeting, or portion thereof, for the sole purpose of discussing the transactions contemplated by this Agreement or the obligations of CFHC or Stockton under this Agreement, or information covered by the attorney-client privilege;

                  D. Filings. CFHC and Stockton agree that through the Effective Time of the Holding Company Merger, each of their respective reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entity or entities to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied during the periods involved.

                  E. Notices; Reports. CFHC and Stockton will promptly notify TI and Guaranty of any event of which CFHC or Stockton obtains knowledge which has had or may have a Material Adverse Effect or in the event that CFHC or Stockton determines that either is unable to fulfill any of the conditions to the performance of TI's or Guaranty's obligations hereunder, as set forth in Articles IX or XI herein, and CFHC and Stockton will furnish TI (i) as soon as available, and in any event within ten (10) days after it is prepared, any report by CFHC or Stockton for submission to the Board of Directors of CFHC or Stockton or committee thereof, except to the extent such report (or, in the case of a portion of a report, the relevant portion thereof) has been prepared for the sole purpose of discussing the transactions contemplated by this Agreement or the obligations of CFHC or Stockton under this Agreement or information covered by the attorney-client privilege, provided, however, that this exception shall not excuse any of CFHC's or Stockton's other obligations under this Agreement; (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by CFHC to its stockholders or other security holders, and all reports filed by CFHC or Stockton with, or received by CFHC or Stockton from, the SEC, OTS, FDIC or any other Governmental Entity, and (iii) such other existing reports as TI may reasonably request relating to CFHC or Stockton.

                  F. CFHC Stockholders' Meeting. CFHC will take action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of CFHC shall, subject to its fiduciary duties, recommend that its stockholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of CFHC shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding CFHC Stock to approve this Agreement and the transactions contemplated hereby.

                  G. Bank Merger.  CFHC and Stockton shall, at the request of TI
(i) take all necessary corporate and other action, to adopt and approve the Bank Merger; (ii) execute, deliver and, where appropriate, file any and all documents necessary or desirable to permit the Bank Merger immediately following consummation of the Holding Company Merger; and (iii) take and cause to be taken any other action to permit the consummation of any transactions contemplated in connection with the Bank Merger. Neither CFHC nor Stockton shall take any action that would prevent performance of the Agreement of Bank Merger or any other transactions contemplated in connection with the Bank Merger.

                  H. Applications. CFHC and Stockton will cooperate with TI in the preparation of the S-4 Registration Statement, including the definitive proxy statement and prospectus (the "Proxy Statement") to be mailed to CFHC stockholders to vote upon the Holding Company Merger, and the statements or applications to be filed to obtain the necessary regulatory approvals to consummate the transactions contemplated by this Agreement. After the S-4 Registration Statement is declared effective under the Securities Act, CFHC shall thereafter mail the Proxy Statement to its stockholders. CFHC and Stockton covenant and agree that all information furnished by CFHC or Stockton for inclusion in the S-4 Registration Statement and in all applications or statements filed with the appropriate regulatory authorities for approval of, or consent to, the Holding Company Merger and Bank Merger will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  I. Certain Loans and Other Extensions of Credit. Stockton will promptly inform TI of the amounts and categories of any Classified Credits.
Stockton will furnish TI, as soon as practicable, and in any event within 20 days after the end of each calendar month, schedules including the following:
(a) Classified Credits (including with respect to each credit its classification category and the originating unit); (b) nonaccrual credits (including the originating unit); (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status (including its originating unit); (d) credits delinquent as to payment of principal or interest (including its originating unit), including an aging into current-to-29, 30-59, 60-89, and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the originating unit; (f) loans or leases (including any commitments) by CFHC or Stockton to any CFHC or Stockton director, officer at or above the senior vice president level, or shareholder holding ten percent (10%) or more of the capital stock of CFHC, including with respect to each such loan or lease the identity and, to the knowledge of CFHC, the relation of the borrower to CFHC or Stockton, and the outstanding and undrawn amounts; (g) letters of credit (including the originating unit); (h) loans or leases wholly or partially charged off during the previous month (including with respect to each loan or lease, the originating amount, the write-off amount and its originating unit); and (i) other real estate or assets acquired in satisfaction of debt.

                  J.  Affiliates and Five Percent Stockholders

                      1. Within 15 days of the date of this Agreement, and again on the date this Agreement is submitted for approval to the stockholders of CFHC, CFHC shall deliver to TI a letter identifying all persons who are "affiliates" of CFHC for purposes of Rule 145 under the Securities Act. CFHC shall use commercially reasonable efforts to cause each such affiliate to deliver to TI no less than 30 days prior to the Effective Time of the Holding Company Merger a written "Affiliates" agreement, in the form attached hereto as Exhibit D, providing that such person shall dispose of the TI Stock to be received by such person in the Holding Company Merger only in accordance with applicable law.



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



                      2. At least 10 business days prior to the issuance of the opinions to be provided for in Section 9.6, CFHC shall use commercially reasonable efforts to cause each person or group of persons who holds more than five percent (5%) of CFHC's Stock (regardless of whether such person is an "Affiliate") to deliver to the law firm delivering the opinion pursuant to
Section 9.6 a letter stating that such shareholder(s) have no present plan or intention to dispose of TI Stock he or she or they will receive in the Holding Company Merger, and committing that he, she or they will not dispose of such TI Stock in such a manner as to cause a violation of the "continuity of shareholder interest" requirements of Treasury Regulation 1.368-1.

                  K. Director and Officer Resignations. CFHC and Stockton shall deliver or cause to be delivered to TI at the Closing, the resignations of the members of the Board of Directors and Executive Officers of CFHC and Stockton and the CFHC Subsidiaries effective at the Closing.

                  L. Cal/Fin Development. Promptly after execution of this Agreement, CFHC shall use all means necessary to dissolve Cal/Fin Development as a corporation, effective prior to the Closing.



                                  ARTICLE VII.

                          COVENANTS OF TI AND GUARANTY
                      PENDING EFFECTIVE TIME OF THE MERGERS
                      -------------------------------------

                  TI and Guaranty covenant and agree with CFHC and Stockton as follows:

                  A. Limitation on TI's and Guaranty's Conduct Prior to Effective Time. Between the date hereof and the Effective Time of the Holding Company Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to federally chartered savings banks and savings and loan holding companies, TI and Guaranty shall not, without prior written consent of CFHC, (which consent shall not be unreasonably withheld, and which consent shall be deemed granted if within five (5) business days of CFHC's receipt of written notice of a request for prior written consent, written notice of objection is not received by TI):

                      1. take any action which would or is reasonably  likely to
(i) adversely affect the ability of TI or Guaranty to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect TI's or Guaranty's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of TI's or Guaranty's obligations hereunder, as set forth in Articles IX or XI herein not being satisfied;

                      2. take or cause to be taken any action which would disqualify the Mergers as "tax-deferred reorganizations" within the meaning of
Section 368(a) of the Code.

                      3. amend TI's or Guaranty's Certificate of Incorporation, Federal Stock Charter, or Bylaws, as the case may be, in any respect which would materially and adversely affect the rights and privileges attendant to the TI Stock;

                      4. enter into any agreement to acquire, merge or consolidate with another entity which transaction any Governmental Entity advises TI in writing would result in the disapproval of the transactions contemplated in this Agreement or the delay thereof until after September 30, 1997; or

                      5. agree or make any commitment to take any actions prohibited by this Section 7.1.

                  B. Affirmative Conduct of TI and Guaranty Prior to Effective Time. Between the date hereof and the Effective Time of the Holding Company Merger, TI and Guaranty shall:

                      1. duly observe and conform to all lawful requirements applicable to their respective businesses except for any failure to so observe and conform that would not have a Material Adverse Effect;

                      2. use their respective commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of TI on a consolidated basis or that is contemplated in this Agreement as required in connection with the Holding Company Merger and the Bank Merger; and

                      3. not later than the 20th day of each calendar month, amend or supplement the TI Lists prepared and delivered pursuant to Article V to ensure that the information set forth in the TI Lists accurately reflects the then-current status of the information provided therein., and deliver such amendments or supplements to CFHC no later than the 20th day of the each calendar month. TI shall further amend or supplement the TI Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the TI Lists. No amendment or supplement to the TI Lists needs to be provided to the extent there has been no change or update in such TI List.

                  C. Filings. TI and Guaranty agree that through the Effective Time of the Holding Company Merger, each of their respective reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all of the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied during the periods involved.

                  D. Access to Information. TI and Guaranty will afford, upon reasonable notice to TI, access to their respective books of account, records, reports, and other papers, and to discuss their respective affairs, finances and accounts with their respective Executive Officers at such reasonable times as may be reasonably requested in connection with the transactions contemplated by this Agreement. CFHC and Stockton hereby acknowledge that they are aware and that their respective subsidiaries, affiliates, agents, representatives or employees have been or will be advised that the securities laws of the United States prohibit any person who has material nonpublic information about a publicly traded company from purchasing or selling securities of such company. CFHC and Stockton hereby represent and warrant that as of the date hereof they are not the beneficial owner (as such term is defined in accordance with Rule 13d-3 promulgated under the Exchange Act) of any securities of TI. Any information about TI and its Affiliates that is provided to CFHC and Stockton and is not otherwise publicly available will be kept confidential and shall not, without the prior written consent of TI, be disclosed by CFHC, Stockton, the CFHC Subsidiaries, Affiliates, agents, representatives or employees, other than in connection with the transactions contemplated by this Agreement. Moreover, CFHC agrees to reveal any such information only to its subsidiaries, Affiliates, agents, representatives and employees who need to know the information for the purpose of providing services in connection with the transactions contemplated by this Agreement. CFHC agrees to inform any such recipients of the confidential nature of the information.

                  E. Applications. TI and Guaranty will promptly prepare and file or cause to be prepared and filed (i) an application for approval of the Holding Company Merger and Bank Merger with the OTS, and (ii) with CFHC, the S-4 Registration Statement, including the Proxy Statement, to be mailed to CFHC Stockholders to vote upon the Holding Company Merger. TI shall afford CFHC a reasonable opportunity to review the S-4 Registration Statement and all such applications (except the confidential portions thereof relating to TI or its subsidiaries) and all amendments and supplements thereto before the filing thereof. TI covenants and agrees that the S-4 Registration Statement and all applications to the appropriate regulatory agencies for approval or consent to the Holding Company Merger and Bank Merger will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. TI and Guaranty will use their respective commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Holding Company Merger and Bank Merger.

                  F. Blue Sky. TI agrees to use commercially reasonable efforts to have the shares of TI Stock to be issued in connection with the Holding Company Merger qualified or registered for offer and sale, to the extent required, under the securities laws of each jurisdiction in which stockholders of CFHC reside.

                  G. Notices; Reports. TI and Guaranty will promptly notify CFHC and Stockton of any event of which TI or Guaranty obtains knowledge which has had or may have a Material Adverse Effect or in the event that TI or Guaranty determines that it is unable to fulfill any of the conditions to the performance of CFHC's and Stockton's obligations hereunder, as set forth in Articles IX or X herein, and TI will furnish CFHC (i) as soon as available, and in any event within ten (10) days after it is prepared, any report by TI for submission to the Board of Directors of TI or committees thereof, except to the extent such report (or in the case of a portion of a report, the relevant portion thereof) has been prepared for the sole purpose of discussing the transactions contemplated by this Agreement or the obligations of TI or Guaranty under this Agreement or information covered by the attorney-client privilege, provided, however, that this exception shall not excuse any of TI's or Guaranty's other obligations under this Agreement ; (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by TI to its stockholders or other security holders, and all reports filed by TI with the SEC; and (iii) such other existing reports as CFHC may reasonably request, any of which relate to TI's or Guaranty's inability to fulfill any of the conditions to the performance of CFHC's and Stockton's obligations hereunder.

                  H. Indemnification. TI agrees that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of CFHC and Stockton as provided in their respective charters, bylaws, indemnification agreements or otherwise in effect as of the date hereof, with respect to matters occurring prior to the Effective Time of the Holding Company Merger shall survive the Holding Company Merger and shall continue in full force and effect. TI further agrees that following consummation of the Holding Company Merger (a) to the greatest extent permitted by Delaware law or the banking laws and regulations applicable to, and organizational documents or bylaws of, CFHC or Stockton as in effect on the date hereof, or, to the extent that any amendment to such law or regulation may expand such indemnification rights, as hereinafter in effect, it shall indemnify, defend and hold harmless individuals who were officers and directors of CFHC or Stockton as of the date hereof or immediately prior to the Effective Time of the Holding Company Merger for any claim or loss arising out of their actions while a director or officer, including any acts relating to this Agreement, and shall pay the expenses, including attorney's fees, of such individuals in advance of the final resolution of any claim, provided such individuals shall first execute an undertaking acceptable to TI to return such advances in the event it is finally concluded such indemnification is not allowed under applicable law; and
(b) TI shall ensure that such individuals shall be covered by directors' and officers' liability insurance for a period of four (4) years following the Holding Company Merger covering acts or omissions occurring prior to the Effective Time of the Holding Company Merger which is no less protective in terms of coverage or limitations than that now possessed by CFHC or Stockton and which shall include coverage for actions related to this Agreement, provided, however, that the annual premiums for such coverage will not exceed 150% of the annual premiums currently paid by CFHC or Stockton for such coverage. To the extent that the cost of the insurance coverage to be obtained by TI exceeds 150% of the annual premium amount currently paid by CFHC or Stockton, TI will use its best efforts to obtain the maximum amount of coverage that may be purchased for a price equal to 150% of the current annual premium amount. The provision of insurance coverage described herein is not intended to alter or reduce the right of indemnity in favor of the directors, officers, employees and agents of CFHC and Stockton as provided in their respective charters, bylaws, indemnification agreements or otherwise in effect as of the date hereof.

                  I. Removal of Conditions. In the event of the imposition of a condition to any regulatory approvals which TI deems to materially adversely affect it or to be materially burdensome as provided in Section 11.4 hereof, TI shall use its commercially reasonable efforts for purposes of obtaining the removal of such condition.


                                  ARTICLE VIII.

                              ADDITIONAL COVENANTS
                              --------------------

                  The parties hereto hereby mutually covenant and agree with each other as follows:

                  A. Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

                  B. Public Announcements. No press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by TI or Guaranty, on the one hand, or CFHC or Stockton, on the other hand, unless the other parties shall have provided their prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

                  C. Cancellation of Stock Options and Termination of Stock Option Plans. Subject to Section 2.4, each of the CFHC Options not previously exercised shall be cashed out by CFHC prior to the Effective Time of the Holding Company Merger by a cash payment to the holder of the CFHC Option in an amount equal to the excess, if any, between (a) the Applicable Price Per Share and (b) the exercise price of the CFHC Option and CFHC shall terminate the CFHC Stock Option Plan, effective at the Effective Time of the Holding Company Merger. CFHC and Stockton hereby agree to use their best efforts, and obtain any necessary approvals of any Governmental Entity, to ensure that enough sufficient funds are available at CFHC to make the payments provided for in this Section 8.3, whether through the retention of a loan, through a dividend payment by Stockton to CFHC, or otherwise. In the event CFHC is unable to obtain the funds required to make all or any portion of the payments provided for in this Section 8.3, TI and Guaranty agree that either TI or Guaranty shall pay such amounts which CFHC is unable to pay.

                  D. Cancellation of Dividend Reinvestment Plan. CFHC will take all necessary action to cancel and terminate the Dividend Reinvestment Plan concurrently with execution of this Agreement.

                  E. Environmental Assessment. TI may cause to be prepared at TI's sole cost and expense within 60 days of the date of this Agreement one or more phase I environmental investigations with respect to any property on the
CFHC Real Property List. In the event any such phase I environmental investigation report, or any similar report submitted to TI pursuant to Section 4.12(c) of this Agreement, or any information from a Governmental Entity discloses facts which, in the sole discretion of TI, warrant further investigation, TI shall provide written notice to CFHC and Stockton, and CFHC and Stockton shall use commercially reasonable efforts to cause to be completed within 60 days of such written notice, at the sole cost and expense of TI, a phase II environmental investigation and report with respect to such property. TI agrees to keep confidential and not to disclose any nonpublic information obtained in the course of such environmental investigation relating to environmental contamination or suspected contamination of any property on the CFHC Real Property List, except as required by law.

                  F. Execution of the Stock Option Agreement.
                     ---------------------------------------

                  Simultaneously with the execution of this Agreement and as a condition thereto, CFHC and TI shall have executed and delivered a stock option agreement (the "Stock Option Agreement") which grants to TI an option to acquire up to 19.9% of the issued and outstanding shares of CFHC Stock upon the occurrence of certain circumstances, substantially in the form attached hereto as Exhibit A.

                  G. Identification of Designated Director
                     -------------------------------------

                  Within 30 business days after the date of this Agreement, TI and CFHC jointly shall select one of the directors of CFHC or Stockton as of the date of this Agreement to serve as a director of the Surviving Bank after the Effective Time of the Bank Merger. Upon the selection by TI of such person and the acceptance by such person to serve in such capacity, such person shall be deemed a "Designated Director." TI agrees to take all necessary action including, if necessary, increasing the authorized number of its directors to appoint the Designated Director to the Board of Directors of the Surviving Bank.



                                   ARTICLE IX.

               CONDITIONS PRECEDENT TO THE HOLDING COMPANY MERGER
               --------------------------------------------------

                  The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction or waiver by each of the parties, on or before the Closing Date, of the following conditions:

                  A.  Shareholder  Approval.  The Agreement and the transactions
contemplated   hereby  shall  have  received  all  requisite  approvals  of  the stockholders of Guaranty, CFHC and Stockton.

                  B. No Judgments or Orders. No judgment, decree, injunction, order or proceeding shall be outstanding or threatened by any Governmental Entity which prohibits the effectuation of, or threatens to invalidate or set aside, the Holding Company Merger or Bank Merger substantially in the form contemplated by this Agreement, or would have a Material Adverse Effect, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

                  C. Regulatory Approvals. To the extent required by applicable law or regulation, all approvals or consents of any Governmental Entity, including, without limitation, those of the OTS and FDIC shall have been obtained or granted for the Holding Company Merger and Bank Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Holding Company Merger or Bank Merger or any other transaction contemplated by this Agreement, or would have a Material Adverse Effect.

                  D. Securities Laws. The S-4 Registration Statement shall have been declared effective by the SEC, or the SEC shall have determined not to review the S-4 Registration Statement, and no stop order suspending the effectiveness of such S-4 Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated. TI shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the TI Stock to consummate the Holding Company Merger.

                  E. Listing. The TI Stock issuable in the Holding Company Merger shall have been included for listing on the NYSE, subject to official notice of issuance.

                  F. Tax Opinions. TI and CFHC shall have received from Manatt, Phelps & Phillips, LLP an opinion reasonably satisfactory to TI and CFHC to the effect that the Holding Company Merger and the Bank Merger are tax-deferred reorganizations within the meaning of Section 368(a) of the Code and shall not result in the recognition of gain or loss for federal income tax purposes to TI, CFHC or Stockton, nor shall the issuance of the TI Stock result in the recognition of gain or loss by the holders of CFHC Stock who receive such stock in connection with the Holding Company Merger, dated prior to the date the S-4 Registration Statement is first mailed to the stockholders of CFHC and TI, and such opinion shall be confirmed in writing, and not have been withdrawn or modified in any material respect, as of the Closing Date.



                                   ARTICLE X.

                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                                CFHC AND STOCKTON
                                -----------------

                  All of the obligations of CFHC and Stockton to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by CFHC or Stockton:


                  A. Legal Opinion. CFHC and Stockton shall have received the opinion of Manatt, Phelps & Phillips, LLP attorneys for TI and Guaranty, dated as of the Closing Date, in substantially the form of Exhibit E hereto.

                  B. Representations and Warranties; Performance of Covenants. All covenants, terms and conditions of this Agreement to be complied with and performed by TI and Guaranty at or before the Closing Date shall have been complied with and performed in all respects, except where failure to comply with any covenant, term or condition does not constitute a Material Adverse Effect. Each of the representations and warranties of TI and Guaranty contained in

Article V hereof shall have been true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except where the failure of a representation or warranty to be true and correct in all respects does not cause a Material Adverse Effect. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the TI Lists in accordance with Section 7.2(c).

                  C. Authorization of Mergers. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Agreement of Bank Merger, by TI and Guaranty, and the consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken by the Board of Directors of TI and Guaranty to the extent required by applicable law, and TI and Guaranty shall have full power and right to merge pursuant to this Agreement and the Agreement of Bank Merger, respectively.

                  D. Absence of Certain Changes. Between the date of this Agreement and the Effective Time of the Holding Company Merger and the Effective Time of the Bank Merger, there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect, whether or not such event, change or effect is reflected in the TI Lists as amended or supplemented after the date of this Agreement.

                  E. Third Party Consents. TI and Guaranty shall have obtained all consents of other parties to their respective material mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Holding Company Merger and Bank Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

                  F. Officers' Certificate. There shall have been delivered to CFHC and Stockton on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of TI and Guaranty, respectively, certifying, to their knowledge, compliance with all of the provisions of Sections 10.2, 10.3, 10.4 and 10.5.

                  G. Fairness Opinion. CFHC shall have received a letter from Merrill Lynch & Co., or such other nationally recognized investment banking firm selected by CFHC, dated as of a date within five (5) business days of the mailing of the Proxy Statement to the stockholders of CFHC, to the effect that the proposed consideration in the Holding Company Merger is fair from a financial point of view to the stockholders of CFHC and such letter shall not have been withdrawn or modified in any material respect as of the Closing Date.

                  H. Appointment of Director. All necessary action shall have been taken to have the Designated Director elected or appointed to serve, from and after the Effective Time of the Bank Merger, as a director of the Surviving Bank.



                                   ARTICLE XI.

                             CONDITIONS PRECEDENT TO
                         OBLIGATIONS OF TI AND GUARANTY
                         ------------------------------

                  All of the obligations of TI and Guaranty to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by TI and Guaranty:

                  A. Legal Opinion. TI and Guaranty shall have received the opinion of Kirkpatrick & Lockhart LLP dated as of the Closing Date, attorneys for CFHC and Stockton, in substantially the form of Exhibit F hereto.

                  B. Representations and Warranties; Performance of Covenants. All covenants, terms and conditions of this Agreement to be complied with and performed by CFHC or Stockton at or before the Closing Date shall have been complied with and performed in all respects except where failure to comply with any covenant, term or condition does not constitute a Material Adverse Effect.. Each of the representations and warranties of CFHC and Stockton contained in
Article IV hereof shall have been true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except where the failure of a representation or warranty to be true and correct in all respects does not cause a Material Adverse Effect. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the CFHC Lists in accordance with Section 6.2(j).

                  C. Authorization of Mergers. All actions necessary to authorize the execution, delivery and performance of this Agreement by CFHC and Stockton and of the Agreement of Bank Merger by Stockton and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Boards of Directors and stockholders of CFHC and Stockton, and CFHC shall have full power and right to merge pursuant to this Agreement.

                  D. Regulatory Approvals and Related Conditions. Any governmental and regulatory approvals and consents which are referred to in this Agreement and are required to consummate the Holding Company Merger and Bank Merger shall have been granted without the imposition of conditions that are or would have become applicable to TI and that TI, in its reasonable opinion, concludes would have a Material Adverse Effect.

                  E. Third Party Consents. CFHC and Stockton shall have obtained all consents of other parties to their respective material mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Holding Company Merger and Bank Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

                  F. Absence of Certain Changes. Between the date of this Agreement and the Effective Time of the Holding Company Merger and the Effective Time of the Bank Merger, there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect, whether or not such event, change or effect is reflected in the CFHC Lists as amended or supplemented after the date of this Agreement.

                  G. Officers' Certificate. There shall have been delivered to TI on the Closing Date a certificate executed by the President and the Chief Financial Officer of each of CFHC and Stockton, respectively, certifying, to their knowledge, compliance with all of the provisions of Sections 11.2, 11.3, 11.4, 11.5, and 11.6.

                  H. Stockholders' Agreements. Concurrently with the execution of this Agreement, the directors of CFHC and Stockton shall have executed and delivered to TI agreements substantially in the form of Exhibit C agreeing to vote their shares of CFHC in favor of the Agreement and the transactions contemplated hereby.

                  I. CFHC Options and Stock Option Plans. All CFHC Options shall have either been exercised, canceled or cashed out and the CFHC Stock Option Plan shall have been terminated.

                  J. Employee Benefit Plans. TI shall have received satisfactory evidence that all CFHC's or Stockton's employee benefit plans, programs and arrangements, including, without limitation, the Plans, have been treated as provided in the letter referred to in Article XII of this Agreement.

                  K. Dividend Reinvestment Plan. TI and Guaranty shall have received satisfactory evidence that the Dividend Reinvestment Plan has been terminated and canceled.

                  L. Expense Report. At least five business days prior to the Closing Date, all attorneys, accountants, investment bankers and other advisors and agents for CFHC and Stockton shall have submitted to CFHC and Stockton (with a copy to TI) estimates of their fees and expenses for all services rendered in any respect in connection with the transactions contemplated hereby. Based on such estimates, CFHC shall have prepared and submitted to TI a summary of such and expenses for the transaction. Prior to the Closing (i) such advisors shall have submitted their final bills for such fees and expenses to CFHC and Stockton for services rendered with a copy to be delivered to TI, and based on such summary CFHC and Stockton shall have prepared and submitted to TI a final calculation of such fees and expenses and (ii) CFHC or Stockton, as applicable, shall have accrued and paid the amount of such fees and expenses as calculated above after TI has been given an opportunity to review all such bills and the calculation of such fees and expenses, and (iii) such advisors shall have released CFHC, Stockton, TI (both before and after the Holding Company Merger) and the Surviving Bank from liability for any fees or expenses to such advisors, or shall have advised them in writing that, upon payment in full of such amounts, they shall have no liability for any fees or expenses to such advisors.

                  M. Loan Loss Reserve. CFHC shall have in effect on the Closing Date an allowance for loan and lease losses in an amount not less than the amount determined by the method customarily utilized by CFHC.

                  N. Resignations. There shall have been delivered to TI and Guaranty resignations of the directors and Executive Officers of CFHC and Stockton effective as of the Closing, provided, however, that such resignations shall not alter the obligations of TI, Guaranty, CFHC or Stockton to make payments with respect to severance agreements in accordance with the terms of the letter described in Article XII.



                                  ARTICLE XII.

                                EMPLOYEE BENEFITS
                                -----------------


                  The parties hereto agree that matters respecting employee benefits shall be dealt with in a letter, dated the date hereof, between the parties and hereby incorporated and made a part hereof.



                                  ARTICLE XIII.

                                   TERMINATION
                                   -----------

                  A. Termination. This Agreement may be terminated at any time prior to the Effective Time of the Holding Company Merger upon the occurrence of any of the following:

                      1. By mutual agreement of the parties, in writing;

                      2. By TI immediately upon the failure of the stockholders of CFHC to give the requisite approval of this Agreement and the transactions contemplated hereby;

                      3. By CFHC or Stockton immediately upon expiration of twenty (20) days from delivery of written notice by CFHC or Stockton to TI or Guaranty of TI's or Guaranty's breach of or failure to satisfy any covenant or agreement contained herein resulting in a reduction in the benefits of the transactions contemplated by the Agreement in so significant a manner that CFHC and Stockton, in their reasonable, good faith judgment, would not have entered into the Agreement had the inability of TI or Guaranty to satisfy such covenant or agreement been known at the time hereof (provided that such breach has not been waived by CFHC and Stockton or cured by TI or Guaranty prior to expiration of such twenty (20) day period);

                      4. By TI or Guaranty immediately upon expiration of twenty
(20) days from delivery of written notice by TI or Guaranty to CFHC or Stockton's of CFHC's or Stockton's breach of or failure to satisfy any covenant or agreement contained herein resulting in a reduction in the benefits of the transactions contemplated by the Agreement in so significant a manner that TI and Guaranty, in their reasonable, good faith judgment, would not have entered into the Agreement had the inability of CFHC or Stockton to satisfy such covenant or agreement been known at the time hereof (provided that such breach has not been waived by TI or Guaranty or cured by CFHC or Stockton, as the case may be, prior to expiration of such twenty (20) day period);

                      5. By CFHC or TI upon the expiration of thirty (30) days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said thirty (30) day period after such denial or refusal, all parties hereto agree to resubmit the application to the regulatory authority that has denied, or refused to grant the approval, consent or qualification requested;

                      6. By CFHC or TI if any conditions set forth in Article IX shall not have been met by September 30, 1997;

                      7. By CFHC if any of the conditions set forth in Article X shall not have been met, or by TI if any of the conditions set forth in Article XI shall not have been met, by September 30, 1997, or such earlier time as it becomes apparent that such condition shall not be met;

                      8. By CFHC under the circumstances set forth in Section 2.2; or

                      9. By TI if CFHC or Stockton shall have breached any of the obligations contained in Section 6.1(n).

                  B. Termination Date. This Agreement shall be terminated if the Closing Date shall not have occurred by September 30, 1997 unless extended in writing by the parties, provided, however, that this Agreement shall not terminate by operation of this Section 13.2 as a result of the breach of any covenant or obligation contained in this Agreement by the party seeking to terminate.

                  C. Effect of Termination. In the event of termination of this Agreement by either CFHC, Stockton, Guaranty or TI as provided in Section 13.1 or pursuant to Section 13.2, neither CFHC, Stockton, Guaranty nor TI shall have any further obligation or liability to the other party except (a) with respect to the last sentences of each of Section 6.3(a) and Section 8.5; (b) with respect to Section 14.1; (c) to the extent such termination results from a party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder; and (d) as described in the Stock Option Agreement attached hereto as Exhibit A, which is governed by its own terms as to termination.

                  D. Force Majeure. CFHC, TI, Guaranty and Stockton agree that, notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither party has failed to observe the material obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.



                                  ARTICLE XIV.

                                  MISCELLANEOUS
                                  -------------

                  A. Expenses.
                     --------

                      1. CFHC hereby agrees that if the Agreement is terminated by TI pursuant to Section 13.1(b) with respect to the failure of CFHC stockholders to approve the Agreement and the transactions contemplated hereby as a result of a Competing Transaction, or pursuant to Section 13.1(d) or
Section 13.1(i), CFHC shall promptly and in any event within 10 days after such termination pay TI all Expenses of TI and Guaranty, but not to exceed $2,000,000.

                      2. TI hereby agrees that if the Agreement is terminated by CFHC pursuant to Section 13.1(c), TI shall promptly and in any event within 10 days after such termination pay CFHC all Expenses of CFHC and Stockton, but not to exceed $2,000,000.

                      3. Except as otherwise provided herein, all Expenses incurred by TI, CFHC, Stockton and Guaranty in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same. Notwithstanding the foregoing, TI and CFHC shall share equally the cost of printing the S-4 Registration Statement.

                      4. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its Affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

                  B. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by overnight courier, registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

         To TI or Guaranty: Temple-Inland Inc.
                            303 South Temple Drive
                            Diboll, Texas  75941
                            Attention: M. Richard Warner
                            Facsimile Number: (409) 829-3333

                            Guaranty Federal Bank, F.S.B.
                            8333 Douglas Avenue
                            Dallas, Texas  75225
                            Attention:  Kenneth M. Jastrow, II
                            Facsimile Number: (512) 434-1701

          With a copy to:   Manatt, Phelps & Phillips, LLP
                            11355 West Olympic Boulevard
                            Los Angeles, California 90064
                            Attention:  Thomas D. Phelps, Esq.
                            Facsimile Number: (310) 312-4224

      To CFHC or Stockton:  California Financial Holding Company
                            501 W. Weber Avenue
                            Stockton, California 95203-3169
                            Attention: Robert V. Kavanaugh
                            Facsimile Number: (209) 547-7771

          With copies to:   Kirkpatrick & Lockhart LLP
                            1800 Massachusetts Avenue, N.W.
                            Washington, D.C. 20036-1800
                            Attn: Henry L. Judy, Esq.
                            Facsimile Number: (202) 778-9100

                  Any such notice, request, instruction or other document shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission, or on the third business day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

                  C. Standards.
                     ---------

                  (a) Except for the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.15, 4.16, 4.23, 4.37(a), 4.38, 5.1, 5.6, 5.8 and the
first sentence of Section 4.6 and 5.2, no representation or warranty of TI, Guaranty, CFHC or Stockton contained in Article IV or V shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event unless, as a consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article IV or V, as applicable, there is reasonably likely to occur a "Material Adverse Effect," as defined below.

                  (b) For purposes of this Agreement, the term "Material Adverse Effect" shall mean an effect which (i) is material and adverse to the business, financial condition, results of operations or prospects of TI, Guaranty, and their respective subsidiaries taken as a whole, on the one hand, and CFHC, Stockton and their respective subsidiaries taken as a whole, on the other hand, as the context may dictate; (ii) significantly and adversely affects the ability of TI, Guaranty, CFHC or Stockton, or any of them, to consummate the Mergers by September 30, 1997 or to perform their respective material obligations hereunder; or (iii) enables any Person to prevent consummation by September 30, 1997 of the Mergers; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect the cause of which is: (A) any change, which is made or becomes effective after the date hereof, in banking or similar laws of general applicability or interpretations thereof by courts or Governmental Entities; (B) any change, which is made or becomes effective after the date hereof, in generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied, and applicable to savings associations or savings and loan holding companies; (C) any action or omission of TI or Guaranty, on the one hand, or CFHC or Stockton, on the other hand, taken with the prior written consent of the other, as applicable, in contemplation of the Mergers; (D) any changes in general economic conditions affecting financial institutions generally, including, without limitation, general changes in market interest rates; (E) in the case of members of the SAIF of the Federal Deposit Insurance Corporation, the funding of the SAIF; (F) any action not taken or omission made by CFHC or Stockton because the consent thereto reasonably requested by CFHC or Stockton from TI or Guaranty was denied or not acted upon in a timely manner by TI or Guaranty; and (G) any expenses reasonably incurred in connection with the transactions contemplated by this Agreement.


                  D. Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

                  E. Counterparts. This Agreement and any exhibit hereto may be executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

                  F.   Effect   of   Representations    and   Warranties.    The
representations and warranties contained in this Agreement or in any List shall terminate immediately after the Effective Time of the Holding Company Merger.

                  G. Third Parties. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than parties hereto. As used in this Agreement the term "parties" shall refer only to TI, CFHC, Guaranty or Stockton as the context may require.

                  H. Lists; Exhibits; Integration. Each List, exhibit and letter delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Lists and letters need not be attached to each copy of this Agreement. This Agreement, together with such Lists, exhibits and letters, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

                  I. Knowledge. Whenever any statement herein or in any List, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" of any party or another Person, such knowledge shall mean facts and other information which any director, Executive Officer or controller knows as a result of the performance of his or her duties and includes such diligent inquiry as is reasonable under the circumstances.

                  J. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated herein and therein, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 14.2 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.


                  K. Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

                  L. Severability. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

                  M. Waiver and Modification; Amendment. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Agreement of Bank Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of TI, Guaranty, CFHC or Stockton without action by their respective stockholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

                  N. Attorneys' Fees. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                  IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

                                             TEMPLE -INLAND INC.



By: /s/ Clifford J. Grum
    --------------------------
                                             Chairman of the Board and
                                             Chief Executive Officer


                                             GUARANTY FEDERAL BANK, F.S.B.



By: /s/ Kenny Jastrow
    --------------------------
                                             President and Chief Executive
                                             Officer



                                             CALIFORNIA FINANCIAL HOLDING
                                             COMPANY



By: /s/ David K. Rea
    --------------------------
                                             Chairman of the Board and
                                             Chief Executive Officer



                                             STOCKTON SAVINGS BANK, F.S.B.



By: /s/ Robert V. Kavanaugh
    --------------------------
                                             President and Chief Executive
                                             Officer

                                  EXHIBIT LIST




  A          STOCK OPTION AGREEMENT

  B          AGREEMENT OF BANK MERGER

  C          FORM OF SHAREHOLDER'S AGREEMENT

  D          FORM OF AFFILIATE LETTER

  E          FORM OF OPINION OF COUNSEL FOR TI AND GUARANTY

  F          FORM OF OPINION OF COUNSEL FOR CFHC AND STOCKTON

                                TABLE OF CONTENTS


                                                                           Page

ARTICLE I   DEFINITIONS                                                       2
            -----------

  1.1    "Adjusted Price Per Share"                                           2
  1.2    "Affiliate"                                                          2
  1.3    "Affiliated Group"                                                   2
  1.4    "Agreement of Bank Merger"                                           2
  1.5    "Aggregate Deal Value"                                               2
  1.6    "Applicable Exchange Ratio"                                          2
  1.7    "Applicable Price Per Share"                                         2
  1.8    "Applicable TI Stock Amount"                                         2
  1.9    "Bank Merger"                                                        2
  1.10   "Base Stock Amount"                                                  3
  1.11   "Cal/Fin Development"                                                3
  1.12   "Cash and Stock Certificate"                                         3
  1.13   "Certificate of Merger"                                              3
  1.14   "CFHC Conflicts and Consents List"                                   3
  1.15   "CFHC Contract List"                                                 3
  1.16   "CFHC Derivatives List" has the meaning set
             forth in Section 4.31.                                           3
  1.17   "CFHC Dividend Reinvestment Plan"                                    3
  1.18   "CFHC Employee Plan List"                                            3
  1.19   "CFHC Environmental Compliance List"                                 3
  1.20   "CFHC Filings"                                                       3
  1.21   "CFHC Indemnification List"                                          3
  1.22   "CFHC Insurance List"                                                3
  1.23   "CFHC Investment Securities List"                                    3
  1.24   "CFHC Intellectual Property List"                                    3
  1.25   "CFHC List"                                                          3
  1.26   "CFHC Litigation List"                                               4
  1.27   "CFHC Loan List"                                                     4
  1.28   "CFHC Material Adverse Effect List"                                  4
  1.29   "CFHC Offices List"                                                  4
  1.30   "CFHC Option"                                                        4
  1.31   "CFHC Option List" has the meaning set forth
               in Section 4.2(a).                                             4
  1.32   "CFHC Personal Property List"                                        4
  1.33   "CFHC Pledgee List"                                                  4
  1.34   "CFHC Property"                                                      4
  1.35   "CFHC Real Property List"                                            4
  1.36   "CFHC Stockholders' Meeting"                                         4
  1.37   "CFHC Stock Option Plan"                                             4

                                                                           Page


  1.38   "CFHC Stock"                                                         4
  1.39   "CFHC Subsidiaries"                                                  4
  1.40   "CFHC Tax List"                                                      4
  1.41   "CFHC Undisclosed Liabilities List"                                  4
  1.42   "Classified Credits" has the meaning set forth in Section 4.29.      4
  1.43   "Closing"                                                            5
  1.44   "Closing Date"                                                       5
  1.45   "Code"                                                               5
  1.46   "Combination Cash Election"                                          5
  1.47   "Combination Stock Election"                                         5
  1.48   "Competing Transaction"                                              5
  1.49   "Covered Person" has the meaning set forth in Section 4.27.          5
  1.50   "Delaware Secretary"                                                 5
  1.51   "Derivatives Contract"                                               5
  1.52   "Dissenting Shares"                                                  5
  1.53   "Effective Time of the Bank Merger"                                  5
  1.54   "Effective Time of the Holding Company Merger"                       5
  1.55   "Election"                                                           5
  1.56   "Election Deadline"                                                  5
  1.57   "Election Form"                                                      5
  1.58   "Election Form Record Date"                                          5
  1.59   "Encumbrance"                                                        6
  1.60   "Environmental Regulations"                                          6
  1.61   "ERISA"                                                              6
  1.62   "Ernst & Young"                                                      6
  1.63   "Exchange Act"                                                       6
  1.64   "Exchange Agent"                                                     6
  1.65   "Exchange Fund" has the meaning set forth in Section 2.7.            6
  1.66   "FDIC"                                                               6
  1.67   "Final TI Stock Price"                                               6
  1.68   "Financial Statements of CFHC"                                       6
  1.69   "Financial Statements of TI"                                         6
  1.70   "Governmental Entity"                                                6
  1.71   "Guaranty Stock"                                                     6
  1.72   "Hazardous Materials"                                                7
  1.73   "HOLA"                                                               7
  1.74   "Holding Company Merger"                                             7
  1.75   "Immediate Family"                                                   7

                                                                           Page


  1.76   "Investment Security"                                                7
  1.77   "IRS"                                                                7
  1.78   "List"                                                               7
  1.79   "Mailing Date"                                                       7
  1.80   "Material Adverse Effect" has the meaning set forth
               in Section 14.3.                                               7
  1.81   "Mergers"                                                            7
  1.82   "NYSE"                                                               7
  1.83   "OTS"                                                                7
  1.84   "OTS Regulations"                                                    7
  1.85   "Peat Marwick"                                                       7
  1.86   "Person"                                                             7
  1.87   "Proxy Statement"                                                    7
  1.88   "Related Group of Persons"                                           7
  1.89   "S-4 Registration Statement"                                         7
  1.90   "Scheduled Contracts"                                                8
  1.91   "SEC"                                                                8
  1.92   "Securities Act"                                                     8
  1.93   "Stock Election"                                                     8
  1.94   "Stockton Financial"                                                 8
  1.95   "Stockton Securities"                                                8
  1.96   "Stockton Service"                                                   8
  1.97   "Stockton Stock"                                                     8
  1.98   "Surviving Bank"                                                     8
  1.99   "Tank"                                                               8
  1.100  "Taxes"                                                              8
  1.101  "Tax Return"                                                         8
  1.102  "Tax Sharing Agreement"                                              8
  1.103  "TI Conflicts and Consents List"                                     9
  1.104  "TI Material Adverse Effect List"                                    9
  1.105  "TI List"                                                            9
  1.106  "TI Stock"                                                           9
  1.107  "Top Up Stock Amount"                                                9
  1.108  "Top Up Option"                                                      9

ARTICLE II  THE MERGERS AND RELATED MATTERS                                   9
            -------------------------------

  2.1    The Holding Company Merger                                           9
  2.2    Top Up Option.                                                      10

                                                                           Page


  2.3    Fractional Shares                                                   10
  2.4    Treatment of CFHC Options                                           10
  2.5    Election and Proration Procedures.                                  10
  2.6    Computation and Confirmation of Certain Items                       13
  2.7    Exchange Procedures                                                 14
  2.8    Dissenting Shares                                                   16
  2.9    Adjustments for Dilution and Other Matters                          16
  2.10   Effect of the Holding Company Merger                                16
  2.11   Name of Corporation Surviving the Holding Company Merger            16
  2.12   Certificate of Incorporation and Bylaws of Corporation
         Surviving the Holding Company Merger                                16
  2.13   Directors and Officers of Corporation
         Surviving the Holding Company Merger                                16

ARTICLE III  THE CLOSING                                                     17
             -----------
  3.1    Closing Date                                                        17
  3.2    Execution of Merger Agreements                                      17
  3.3    Documents to be Delivered                                           17

ARTICLE IV   REPRESENTATIONS AND WARRANTIESOF CFHC AND STOCKTON              17
             --------------------------------------------------

  4.1    Incorporation, Standing and Power                                   17
  4.2    Capitalization                                                      18
  4.3    Subsidiaries                                                        19
  4.4    Financial Statements                                                20
  4.5    Reports and Filings                                                 20
  4.6    Authority of CFHC and Stockton                                      20
  4.7    Insurance                                                           21
  4.8    Title to Assets                                                     22
  4.9    Real Estate                                                         22
  4.10   Litigation                                                          22
  4.11   Taxes                                                               22
  4.12   Compliance with Laws and Regulations                                25
  4.13   Performance of Obligations                                          26
  4.14   Employees                                                           27
  4.15   Registration Obligation                                             27
  4.16   Brokers and Finders                                                 27
  4.17   Material Contracts                                                  27

                                                                           Page


  4.18   Certain Material Changes                                            29
  4.19   Licenses and Permits                                                30
  4.20   Undisclosed Liabilities                                             30
  4.21   Employee Benefit Plans                                              30
  4.22   Corporate Records                                                   32
  4.23   Community Reinvestment Act                                          32
  4.24   Regulatory Actions                                                  32
  4.25   Insider Loans; Other Transactions                                   33
  4.26   Accounting Records                                                  33
  4.27   Indemnification                                                     34
  4.28   Offices and ATMs                                                    34
  4.29   Loan Portfolio                                                      34
  4.30   Investment Securities                                               34
  4.31   Derivatives Contracts; Structured Notes; Etc.                       35
  4.32   Power of Attorney                                                   35
  4.33   Material Interests of Certain Persons.                              35
  4.34   Tax Matters                                                         35
  4.35   Facts Affecting Regulatory Approvals                                35
  4.36   Disclosure Documents and Applications                               35
  4.37   Certain Regulatory Matters                                          36
  4.38   Corporate Approval                                                  36
  4.39   Intellectual Property                                               36
  4.40   Accuracy and Currentness of Information Furnished                   36

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF TI AND GUARANTY                 37
           -------------------------------------------------

  5.1    Incorporation, Standing and Power                                   37
  5.2    Authority of TI and Guaranty                                        37
  5.3    Tax Representations                                                 38
  5.4    Disclosure Documents and Applications                               38
  5.5    Reports and Filings                                                 38
  5.6    Corporate Approval                                                  39
  5.7    Absence of Certain Changes or Events                                39
  5.8    Access to Funds.                                                    39
  5.9    Facts Affecting Regulatory Approvals                                39
  5.10   Accuracy and Currentness of Information Furnished                   39

                                                                           Page


ARTICLE VI  COVENANTS OF CFHC AND STOCKTON PENDING EFFECTIVE TIME OF
            THE MERGERS                                                      39
            --------------------------------------------------------

  6.1    Limitation on CFHC's and Stockton's Conduct Prior
         to Effective Time                                                   39
  6.2    Affirmative Conduct of CFHC and Stockton Prior
         to Effective Time                                                   44
  6.3    Access to Information                                               45
  6.4    Filings                                                             46
  6.5    Notices; Reports                                                    47
  6.6    CFHC Stockholders' Meeting                                          47
  6.7    Bank Merger                                                         47
  6.8    Applications                                                        47
  6.9    Certain Loans and Other Extensions of Credit                        48
  6.10   Affiliates and Five Percent Stockholders                            48
  6.11   Director and Officer Resignations                                   49
  6.12   Cal/Fin Development.                                                49

ARTICLE VII  COVENANTS OF TI AND GUARANTY PENDING EFFECTIVE TIME
             OF THE MERGERS                                                  49
             ---------------------------------------------------

  7.1    Limitation on TI's and Guaranty's Conduct Prior
         to Effective Time                                                   49
  7.2    Affirmative Conduct of TI and Guaranty Prior
         to Effective Time                                                   50
  7.3    Filings                                                             50
  7.4    Access to Information.                                              50
  7.5    Applications                                                        51
  7.6    Blue Sky                                                            51
  7.7    Notices; Reports                                                    51
  7.8    Indemnification.                                                    52
  7.9    Removal of Conditions                                               52

ARTICLE VIII  ADDITIONAL COVENANTS                                           53
              --------------------

  8.1    Best Efforts                                                        53
  8.2    Public Announcements                                                53
  8.3    Cancellation of Stock Options and Termination
         of Stock Option Plans                                               53
  8.4    Cancellation of Dividend Reinvestment Plan                          53
  8.5    Environmental Assessment                                            53
  8.6    Execution of the Stock Option Agreement.                            54
  8.7    Identification of Designated Director                               54

                                                                           Page



ARTICLE IX  CONDITIONS PRECEDENT TO THE HOLDING COMPANY MERGER               54
            --------------------------------------------------

  9.1    Shareholder Approval                                                54
  9.2    No Judgments or Orders                                              54
  9.3    Regulatory Approvals                                                54
  9.4    Securities Laws                                                     55
  9.5    Listing                                                             55
  9.6    Tax Opinions                                                        55

ARTICLE X   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CFHC
            AND STOCKTON                                                     55
            -----------------------------------------------

  10.1   Legal Opinion                                                       55
  10.2   Representations and Warranties; Performance of Covenants            56
  10.3   Authorization of Mergers                                            56
  10.4   Absence of Certain Changes                                          56
  10.5   Third Party Consents                                                56
  10.6   Officers' Certificate                                               56
  10.7   Fairness Opinion                                                    56
  10.8   Appointment of Director                                             57

ARTICLE XI  CONDITIONS PRECEDENT TO OBLIGATIONS OF TI AND GUARANTY           57
            ------------------------------------------------------

  11.1   Legal Opinion                                                       57
  11.2   Representations and Warranties; Performance of Covenants            57
  11.3   Authorization of Mergers                                            57
  11.4   Regulatory Approvals and Related Conditions                         57
  11.5   Third Party Consents                                                58
  11.6   Absence of Certain Changes                                          58
  11.7   Officers' Certificate                                               58
  11.8   Stockholders' Agreements                                            58
  11.9   CFHC Options and Stock Option Plans                                 58
  11.10  Employee Benefit Plans                                              58
  11.11  Dividend Reinvestment Plan                                          58
  11.12  Pending Litigation                                                  58
  11.13  Expense Report                                                      58
  11.14  Loan Loss Reserve                                                   59

                                                                           Page

  11.15  Remediation                                                         59
  11.16  Resignations                                                        59

ARTICLE XII  EMPLOYEE BENEFITS                                               59
             -----------------

ARTICLE XIII TERMINATION                                                     59
             -----------

  13.1   Termination                                                         59
  13.2   Termination Date                                                    60
  13.3   Effect of Termination                                               61
  13.4   Force Majeure                                                       61

ARTICLE XIV  MISCELLANEOUS                                                   61
             -------------

  14.1   Expenses                                                            61
  14.2   Notices                                                             62
  14.3   Standards.                                                          63
  14.4   Successors and Assigns                                              63
  14.5   Counterparts                                                        63
  14.6   Effect of Representations and Warranties                            64
  14.7   Third Parties                                                       64
  14.8   Lists; Exhibits; Integration                                        64
  14.9   Knowledge.                                                          64
  14.10  Governing Law                                                       64
  14.11  Captions                                                            65
  14.12  Severability                                                        65
  14.13  Waiver and Modification; Amendment                                  65
  14.14  Attorneys' Fees                                                     65

EXHIBIT LIST                                                                 68

                                                                      EXHIBIT B

                            AGREEMENT OF BANK MERGER

                  This Agreement of Bank Merger is made by and between Stockton Savings Bank, F.S.B. ("Stockton") and Guaranty Federal Bank, F.S.B. ("Guaranty") in connection with the transactions described in that Agreement and Plan of Merger, dated as of December 8, 1996 (the "Merger Agreement") by and among, Temple-Inland Inc., a Delaware corporation ("TI"), California Financial Holding Company, a Delaware corporation ("CFHC"), Stockton and Guaranty. Terms not otherwise defined herein shall have the meaning given them in the Merger Agreement.

                  As of the date hereof, Guaranty has authorized capital of 2,000,000 shares of common stock, par value $1 per share (the "Guaranty Stock"). As of the date hereof, 1,132,500 shares of Guaranty Stock are issued and outstanding. As of the date hereof, Stockton has authorized capital stock of one share of common stock, par value $.01 per share ("Stockton Stock") of which one share is issued and outstanding.

                  As of the date hereof, Guaranty Holdings, Inc. I ("Guaranty Holdings") owns directly and TI owns indirectly all the issued and outstanding stock of Guaranty, and CFHC owns directly all of the issued and outstanding stock of Stockton. Immediately prior to the Effective Time of the Bank Merger, CFHC shall be merged with and into TI, with TI being the resulting corporation, so that as of the Effective Time of the Bank Merger, TI shall own, indirectly, all of the Guaranty Stock and Stockton Stock.

                  Guaranty and Stockton hereby agree as follows:

          1. Merger. At and on the Effective Time of the Bank Merger, Stockton shall be merged with and into Guaranty in accordance with the terms hereof (the "Bank Merger"). Guaranty, as the institution surviving the Bank Merger, shall be the "Surviving Bank."

         2. Effective Time. The effective time of the Bank Merger ("Effective Time") shall be the date the articles of combination are endorsed by the Office of Thrift Supervision (the "OTS") or such later date specified in such articles, which shall be after approval of the Bank Merger by the OTS.

          3. Name. The name of the Surviving Bank shall continue to be "Guaranty Federal Bank, F.S.B."

          4. Directors and Principal Officers. The directors and principal officers of Guaranty immediately prior to the Effective Time of the Bank Merger shall continue to serve as directors and principal officers of Guaranty after the Effective Time of the Bank Merger. In addition, one member of the Board of Directors of Stockton, who shall be selected by TI and CFHC, shall be elected to the Board of Directors of Guaranty at the Effective Time of the Bank Merger. Guaranty, as the Surviving Bank, shall have __ directors. There shall be three classes of directors; members of each class shall have a three-year term. The name, residential address and term of each director is set forth below: Term Name Residential Address Expires

                [INSERT CORRECT INFORMATION AT TIME OF EXECUTION]


          5. Offices. The location of the home office of the Surviving Bank shall continue to be Dallas, Texas, and the offices of the Surviving Bank shall be:


Address           City or Town         State                     Zip Code


          6. Terms and Conditions of Bank Merger.

             At the Effective Time of the Bank Merger:

               (a) Each share of Stockton Stock outstanding immediately prior to the Effective Time of the Bank Merger shall at the Effective Time of the Bank Merger, be converted into the right to receive one share of Guaranty Stock and Guaranty shall deliver to Guaranty Holdings a stock certificate evidencing such share.

               (b)  Each  share  of  Guaranty   Stock  issued  and   outstanding
immediately prior to the Effective Time of the Bank Merger shall remain outstanding and unchanged and shall continue to be owned by Guaranty Holdings.

          7. Charter and Bylaws. At and after the Effective Time of the Bank Merger, the Charter and Bylaws of Guaranty as in effect immediately prior to the Effective Time of the Bank Merger shall continue to be the Charter and Bylaws of the Surviving Bank until amended in accordance with law.

          8. Rights and Duties of the Surviving Bank. At the Effective Time of the Bank Merger, Stockton shall be merged with and into Guaranty, which, as the Surviving Bank, shall be the same association as Guaranty. The business of the Surviving Bank shall be that of a federal savings bank chartered under the laws of the United States and as provided for in the Charter of Guaranty as now existing, the business of which shall be continued at its head office and at its legally established branches and other offices. All assets, rights, privileges, powers, franchises and property (real, personal and mixed) shall be automatically transferred to and vested in the Surviving Bank by virtue of the Bank Merger without any deed or other document of transfer. The Surviving Bank, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interest as agent or other fiduciary in the same manner and to the same extent as such rights, franchises and interest and powers were held or enjoyed by Guaranty and Stockton, respectively. The Surviving Bank shall be responsible for all the liabilities of every kind and description of both Guaranty and Stockton immediately prior to the Effective Time of the Bank Merger, including liabilities for all debts, savings accounts, deposits obligations, and contracts of Guaranty and Stockton, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books or accounts or records of either Guaranty or Stockton. All rights of creditors and other obligees and all liens on property of either Guaranty or Stockton shall be preserved and shall not be released or impaired.

          9. Execution. This Agreement of Bank Merger may be executed in any number of counterparts each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.


Dated as of ________________, 1997.


GUARANTY FEDERAL BANK,  F.S.B.




By: _________________________________
    President and Chief Executive Officer




By: _________________________________
    Secretary


STOCKTON SAVINGS BANK, F.S.B.



By: _________________________________
    President and Chief Executive Officer




By: _______________________________
         Secretary

                                                                      EXHIBIT C


                             SHAREHOLDER'S AGREEMENT


                  This SHAREHOLDER'S AGREEMENT (this "Agreement"), dated as of December 8, 1996, is entered into by and between Temple-Inland Inc., a Delaware corporation ("TI") and ___________________________ (the "Shareholder").


                                 R E C I T A L S

          A. TI, Guaranty Federal Bank, F.S.B., a federally chartered stock savings bank, California Financial Holding Company, a California corporation and Stockton Savings Bank, F.S.B., a federally chartered savings bank, entered into that certain Agreement and Plan of Merger dated as of December 8, 1996 (the "Merger Agreement").

          B. The Shareholder is a beneficial shareholder of shares of the common stock, $.01 par value, of CFHC (the "CFHC Stock").

          C. As an inducement to TI to enter into the Merger Agreement, the Shareholder desires to enter into this Agreement.

          D. Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Merger Agreement.

          NOW THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Merger Agreement, and intending to be legally bound hereby, TI and Shareholder agree as follows:


                                    ARTICLE I
                             SHAREHOLDER'S AGREEMENT

         1.1 Agreement to Vote. Shareholder shall vote or cause to be voted at any meeting of shareholders of CFHC to approve the principal terms of the Merger Agreement, the Holding Company Merger and the transactions contemplated thereby (the "Shareholders' Meeting"), all of the shares of CFHC Stock as to which Shareholder has sole or shared voting power (the "Shares") as of the record date established to determine shareholders who have the right to vote at any such Shareholders' Meeting (the "Record Date") "FOR" the Merger Agreement, the Agreement of Bank Merger and the transactions contemplated thereby.

         1.2 Legend. The Shareholder agrees to stamp, print or type (or to cause the stamping, printing or typing) on the face of his certificates of CFHC Stock evidencing the Shares the following legend:

                           "THE  VOTING,  SALE,  ASSIGNMENT,  TRANSFER,  PLEDGE,
                  HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A SHAREHOLDER'S AGREEMENT DATED AS OF THE 8TH DAY OF DECEMBER, 1996 BY AND BETWEEN TEMPLE- INLAND INC. AND (THE RECORD OWNER HEREOF), COPIES OF WHICH ARE ON FILE AT THE OFFICES OF CALIFORNIA FINANCIAL HOLDING COMPANY."

         1.3 Restrictions on Dispositions. The Shareholder agrees that, from and after the date of this Agreement and during the term of this Agreement, the shareholder will not take any action that will alter or affect in any way the right to vote the Shares, except (i) with the prior written consent of TI or
(ii) to change such right from that of a shared right of the Shareholder to vote the Shares to a sole right of the Shareholder to vote the Shares.

         1.4 Shareholder Approval. The Shareholder shall (i) recommend shareholder approval of the Merger Agreement, the Agreement of Bank Merger and the transactions contemplated thereby by the CFHC shareholders at the Shareholders' Meeting and (ii) advise the CFHC shareholders to reject any subsequent proposal or offer received by CFHC relating to any Competing Transaction or purchase, sale, acquisition, merger or other form of business combination involving CFHC or any of its assets, equity securities or debt securities and to proceed with the transactions contemplated by the Merger Agreement; provided, however, that the Shareholder shall not be obligated to take any action specified in clause (i) or (ii) if the Board of Directors of CFHC is advised in writing by outside legal counsel (Kirkpatrick & Lockhart LLP, or such other counsel that is reasonably acceptable to TI) that doing any act pursuant to clause (i) or (ii) is inconsistent with the continuing fiduciary duties of said Shareholder to the stockholders of CFHC.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         The Shareholder represents and warrants to TI that the statements set forth below are true and correct as of the date of this Agreement, except those that are specifically as of a different date:

         2.1      Ownership and Related Matters.

                  (a) Schedule 2.1(a) hereto correctly sets forth the number of Shares and the nature of Shareholder's voting power with respect thereto. Within five Business Days after the Record Date, the Shareholder shall amend said
Schedule 2.1(a) to correctly reflect the number of Shares and the nature of Shareholder's voting power with respect thereto as of the Record Date.

                  (b) There are no proxies, voting trusts or other agreements or understandings to or by which the Shareholder or the Shareholder's spouse is a party or bound or that expressly requires that any of the Shares be voted in any specific manner other than as provided in this Agreement.

         2.2 Authorization and Binding Agreement. The Shareholder has the legal right, power, capacity and authority to execute, deliver and perform this Agreement, and this Agreement is the valid and binding obligation of the Shareholder enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity.

         2.3 Noncontravention. The execution, delivery and performance of this Agreement by the Shareholder will not (a) conflict with or result in the breach of, or default or actual or potential loss of any benefit under, any provision of any agreement, instrument or obligation to which the Shareholder or the Shareholder's spouse is a party or by which any of the Shareholder's properties or the Shareholder's spouse's properties are bound, or give any other party to any such agreement, instrument or obligation a right to terminate or modify any term thereof; (b) require any consent of any Person; (c) result in the creation or imposition of any Encumbrance on any of the Shares or any other assets of the Shareholder or the Shareholder's spouse; or (d) violate any statute or law, judgment, decree, injunction, order, regulation or rule of any Governmental Entity to which the Shareholder or the Shareholder's spouse is subject.

                                   ARTICLE III
                                     GENERAL

         3.1 Amendments. To the fullest extent permitted by law, this Agreement and any schedule or exhibit attached hereto may be amended by agreement in writing of the parties hereto at any time.

         3.2 Integration. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and (except for other documents to be executed pursuant to the Merger Agreement) supersedes all prior agreements and understandings of the parties in connection therewith.

         3.3 Specific Performance. The Shareholder and TI each expressly acknowledge that, in view of the uniqueness of the obligations of the Shareholder contemplated hereby, TI would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed by the Shareholder in accordance with its terms, and therefore the Shareholder and TI agree that TI shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

         3.4 Termination. This Agreement shall terminate automatically without further action at the earlier of the Effective Time of the Holding Company Merger or the termination of the Merger Agreement in accordance with its terms. Upon such termination of this Agreement, the parties shall have no further obligation or liability to one another, except in respect of a wilful and material failure in the performance of any such party's agreements, covenants and obligations hereunder.

         3.5 No Assignment. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by TI or the Shareholder, in whole or in part. Any attempted assignment in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors of the parties hereto.

         3.6 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         3.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

         3.8 Notices. Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person, (b) delivered by confirmed facsimile transmission, (c) sent by overnight carrier, postage prepaid with return receipt requested, or (d) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

If to TI , addressed to:

                  Temple-Inland Inc.
                  303 South Temple Drive
                  Diboll, Texas 75941
                  Attention: M. Richard Warner, Esq.
                  Facsimile Number: (409) 829-3333

With a copy addressed to:

                  Manatt, Phelps & Phillips, LLP
                  11355 West Olympic Blvd.
                  Los Angeles, CA 90064
                  Attention:  Thomas D. Phelps, Esq.
                  Telecopier No:  (310) 312-4224

If to Shareholder, addressed to:

                  ============================
                  ============================


With a copy addressed to:

                  Kirkpatrick & Lockhart LLP
                  1800 Massachusetts Avenue, N.W.
                  Washington, D.C. 20036-1800
                  Attention: Henry L. Judy, Esq.
                  Facsimile Number: (202) 778-9100

or at such other address and to the attention of such other person as a party may notice to the others in accordance with this Section 3.8. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission, on the first Business Day after it was sent by overnight carrier, postage prepaid with return receipt requested or on the third Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

         3.9 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated herein and therein, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 3.8 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         3.10 Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         3.11 Waiver of Breach. Any failure or delay by TI in enforcing any provision of this Agreement shall not operate as a waiver of this Agreement. The waiver by TI of a breach of any provision of this Agreement shall not operate as a waiver of this Agreement. The waiver by TI of a breach of any provision of this Agreement by the Shareholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.


         IN WITNESS WHEREOF, the parties to this Agreement have caused and duly executed this Agreement as of the day and year first above written.

                                                         TEMPLE-INLAND INC.



                                                         By:

                                                         Title:



                                                         SHAREHOLDER



                                                        (Shareholder's Name)

                                 SPOUSAL CONSENT

                  I am the spouse of __________________, the Shareholder in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.



                                                   (Shareholder's Spouse's Name)

                                                                     EXHIBIT D

           FORM OF AFFILIATE LETTER ADDRESSED TO TEMPLE-INLAND INC.


Temple-Inland Inc.
Drawer N
Diboll, Texas 75941

Ladies and Gentlemen:

                  The undersigned has been advised that as of the date hereof I may be deemed to be an "affiliate" of California Financial Holding Company, a Delaware corporation ("CFHC") as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). I have been further advised that pursuant to the terms of the Agreement and Plan of Merger, dated as of December 8, 1996, by and among Temple-Inland Inc. ("TI"), CFHC, Guaranty Federal Bank, F.S.B. and Stockton Savings Bank, F.S.B., CFHC will be merged with and into TI, and that as a result of the Merger, the undersigned may receive shares of TI Stock (as defined in the Merger Agreement) in exchange for shares of CFHC Stock (as defined in the Merger Agreement), owned by me.

                  The undersigned represents, warrants and covenants to TI that in the event I receive any TI Stock pursuant to the Merger:

                  A. The undersigned shall not make any sale, transfer or other disposition of the TI Stock in violation of the Act or the Rules and Regulations.

                  B. The undersigned has carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of TI Stock to the extent I believed necessary, with my counsel or with counsel for CFHC.

                  C. The undersigned has been advised that the issuance of TI Stock to the undersigned pursuant to the Merger Agreement will be registered with the Commission on a registration statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger will be submitted to the shareholders of CFHC for approval, the undersigned may be an "affiliate" of CFHC, any sale or disposition by the undersigned of any of the TI Stock, may, under current law, only be made in accordance with the provisions of paragraph (d) of Rule 145 under the Securities Act, pursuant to an effective registration statement under the Securities Act or pursuant to an exemption thereunder. I agree that I will not sell, transfer, or otherwise dispose of TI Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act; (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to TI, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  D. The undersigned understands that TI is under no obligation to register the sale, transfer or other disposition of the TI Stock by the undersigned or in the undersigned's behalf or to take any other action necessary to make compliance with an exemption from registration available.

                  E.   The   undersigned   understands   that   stop   transfer
instructions will be given to TI's transfer agents with respect to TI Stock and that there will be placed on the certificates for the TI Stock issued to me, or any substitutions therefor, a legend stating in substance:

                   " The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may be sold or otherwise transferred only in compliance with the requirements of Rule 145 or pursuant to a registration statement under said act or an exemption from such registration."

                  F. I also understand that unless the transfer by me of my TI Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, TI reserves the right to put the following legend on the certificates issued to my transferee:

                   " The sale of the shares represented by this certificate has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and the shares were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act."

                  It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the legends set forth in E or F, as the case may be, above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer of restrictions shall be lifted forthwith, if (i) any such shares of TI Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such shares of TI Stock are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act, or (iii) I am not at the time an affiliate of TI and have been the beneficial owner of the TI Stock for at least two years (or such other period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder), and TI has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding 12 months, or (iv) I am not and have not been for at least three months an affiliate of TI and have been the beneficial owner of the TI Stock for at least three years (or such other period as may be prescribed by the Securities Act and the Rules and Regulations), or (v) TI shall have received a letter from the Staff of the Commission, or an opinion of counsel reasonably acceptable to TI, to the effect that the stock transfer restrictions and the legend are not required.


                                                 Very truly yours,






Accepted this ___ day of ____, 1997.



Temple-Inland Inc.



By:_________________________________
         Name:
         Title:

                                                                       EXHIBIT E

                  FORM OF OPINION OF COUNSEL OF TI AND GUARANTY

                  The opinion of counsel required by Section 10.1 of the Agreement and Plan of Reorganization ("Merger Agreement") shall be dated as of the Closing Date, shall be in form and substance reasonably satisfactory to CFHC and Stockton, and shall contain opinions substantially in the form set forth below. (All capitalized terms not otherwise defined herein have the meaning specified in the Merger Agreement).

               1. TI is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware and is a registered savings and loan holding company under HOLA.

               2. Guaranty is an indirect, wholly owned subsidiary of TI, duly incorporated, validly existing and in good standing as a federal savings bank chartered under Section 5 of HOLA. The deposits of Guaranty are insured by the FDIC in the manner and to the fullest extent provided by law.

               3. The TI Stock to be delivered pursuant to the Merger Agreement will be duly authorized, validly issued, fully paid and nonassessable.

               4. The TI Stock to be delivered pursuant to the Merger Agreement will be, subject to official notice of issuance, included for listing on the NYSE.

               5. The execution and delivery by TI of the Merger Agreement and by Guaranty of the Merger Agreement and the Agreement of Bank Merger, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action on the part of TI and Guaranty, as applicable. Each of the Merger Agreement and the Agreement of Bank Merger, as applicable, constitutes a valid and binding obligation of TI and Guaranty, enforceable in accordance with their terms, except as the enforceability thereof may be limited by: (i) bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally; (ii) general equitable principles or (iii) Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C.
Section 1818(b)(6)(D).

                  6. Neither the execution and delivery by TI of the Merger Agreement or by Guaranty of the Merger Agreement or Agreement of Bank Merger, nor the consummation of the transactions contemplated thereby, nor compliance by TI or Guaranty with any of the provisions thereof, will conflict with or result in the breach of, or default under (i) any provision of Guaranty's federal stock charter, TI's certificate of incorporation or TI's or Guaranty's bylaws or (ii) any material agreement, instrument or obligation, of we have actual knowledge, to which TI or Guaranty is a party or by which any of the properties or assets of TI or Guaranty is bound.

                  7. All consents and approvals of Governmental Entities under Delaware or federal law required to be obtained by TI or Guaranty in order to permit the consummation by them of the transactions contemplated by the Merger Agreement and the Agreement of Bank Merger have been obtained.

                  8. The S-4 Registration Statement has become effective under the Securities Act and, to the best of our knowledge, no stop order suspending the effectiveness of the S-4 Registration Statement or preventing the use of the S-4 Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the SEC or any state securities or other regulatory authority; and

                  9. The portion of the Proxy Statement relating to TI and Guaranty for use at the stockholders' meeting required pursuant to Section 6.6 of the Merger Agreement, as of the date of mailing and the date of the stockholders' meeting, complied as to form in all material respects with the requirements of the Exchange Act and all applicable rules and regulations.

                  We shall further state that although we have necessarily assumed the correctness and completeness of the statements made by TI or Guaranty in the Proxy Statement and takes no responsibility therefor, we have, in the course of the preparation of the Proxy Statement, had conferences with representatives of TI and Guaranty with respect thereto, and that its examination of the Proxy Statement and our discussions in the above-mentioned conferences did not disclose to it any information which has caused us to believe that the information relating to TI and Guaranty in the Proxy Statement at the time of mailing and at the time of the meeting of CFHC's shareholders contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading (except that we need express no belief or opinion as to any information, including financial statements, any notes thereto, or other financial or statistical data or as to any information supplied by CFHC or Stockton).

                  In rendering its opinion, we may rely, to the extent that we deem reliance necessary or appropriate, as to matters of fact, upon certificates of government officials and of any officer or officers of TI's transfer agent. The opinion need refer only to matters of Delaware and federal law, and we may expressly exclude any opinions as to choice of law matters, antitrust matters and securities law matters (except as set forth in paragraph 10) and may add other qualifications and explanations of the basis of its opinion as may be reasonably acceptable to CFHC and Stockton.


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                                                                      EXHIBIT F

                 FORM OF OPINION OF COUNSEL OF CFHC AND STOCKTON


                  The opinion of counsel required by Section 11.1 of the Agreement and Plan of Reorganization (the "Merger Agreement") shall be dated as of the Closing Date, shall be in form and substance reasonably satisfactory to TI, and shall contain opinions substantially in the form set forth below. (All capitalized terms not otherwise defined herein have the meaning specified in the Merger Agreement).

                  1. CFHC is a Delaware corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is registered as a savings and loan holding company under HOLA.

                  2. Stockton is a subsidiary of CFHC, and a federal stock savings bank, duly organized, validly existing and in good standing as a federal stock savings bank chartered under Section 5 of HOLA. The deposits of Stockton are insured by the FDIC in the manner and to the extent provided by law.

                  3. The CFHC Subsidiaries are California corporations, each of which is duly organized, validly existing and in good standing under the laws of the state of California.

                  4. Each of CFHC, Stockton and the CFHC Subsidiaries has all necessary corporate power to own or lease its properties and assets, and to carry on its business as now conducted. Neither the scope of the business of CFHC, Stockton or the CFHC Subsidiaries nor the location of any of their respective properties requires that any of them be licensed to do business in any jurisdiction other than the State of California.

                  5. The authorized capital of CFHC consists of 12,000,000 shares of CFHC Stock, of which 4,724,095 shares are outstanding and 4,000,000 shares of serial preferred stock of which no shares are outstanding. The authorized capital of Stockton and of the CFHC Subsidiaries is as set forth in
Section 4.2 of the Merger Agreement. All of the outstanding shares of CFHC Stock, Stockton Stock and the equity securities of each of the CFHC Subsidiaries are validly issued, fully paid and nonassessable. To the best of our knowledge, except for the CFHC Options referred to in Section 4.2 of the Merger Agreement, and the options granted pursuant to the Stock Option Agreement, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of CFHC Stock, Stockton Stock or the stock of the CFHC Subsidiaries or any other securities convertible into CFHC Stock, Stockton Stock or the stock of the CFHC Subsidiaries, and neither CFHC, Stockton nor the CFHC Subsidiaries is obligated to issue any additional shares of CFHC Stock, Stockton Stock or the stock of the CFHC Subsidiaries or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or securities convertible into such stock.

                  6. The execution and delivery by each of CFHC and Stockton of the Merger Agreement and the execution and delivery by Stockton of the Agreement of Bank Merger and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary action on the part of CFHC and Stockton, as applicable. Each of the Merger Agreement and the Agreement of Bank Merger, as applicable, constitutes a valid and binding obligation of CFHC and Stockton, enforceable in accordance with their terms, except as the enforceability thereof may be limited by: (i) bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally; (ii) general equitable principles; or (iii) Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C.
Section 1818(b)(6)(D).

                  7. Neither the execution and delivery by CFHC of the Merger Agreement or by Stockton of the Merger Agreement or the Agreement of Bank Merger, nor the consummation of the transactions contemplated thereby, nor compliance by CFHC or Stockton with any of the provisions thereof, will conflict with or result in the breach of, or default under (i) any provision of the articles of incorporation or bylaws of CFHC, the federal stock charter or bylaws of Stockton or the articles of incorporation or bylaws of the CFHC Subsidiaries,
(ii) any material agreement, instrument or obligation known to such counsel to which CFHC, Stockton or the CFHC Subsidiaries is a party or by which any of the properties or assets of CFHC, Stockton or the CFHC Subsidiaries is bound.

                  8. All consents and approvals of Governmental Entities under Delaware or federal law, and all requisite stockholder approval, required to be obtained by CFHC or Stockton in order to permit the consummation by them of the transactions contemplated by the Merger Agreement and the Agreement of Bank Merger have been obtained.

                  9. Except as disclosed in the schedules and Lists to the Merger Agreement or in such opinion, to the best of our knowledge, there are no actions, suits or proceedings pending or, to our best knowledge, threatened against CFHC, Stockton or the CFHC Subsidiaries, or affecting any of the property of CFHC, Stockton or the CFHC Subsidiaries, before any court or arbitration tribunal or before or by any governmental or regulatory authority or body questioning or affecting the transactions contemplated by the Merger Agreement that would have a Material Adverse Effect on CFHC, Stockton or the CFHC Subsidiaries or the transactions contemplated in the Merger Agreement.

                  10. The portion of the Proxy Statement relating to CFHC and Stockton for use at the shareholders' meeting required pursuant to Section 6.6 of the Merger Agreement, as of the date of mailing and the date of the shareholders' meeting, complied as to form in all material respects with the requirements of the Exchange Act and all applicable rules and regulations.

                  Counsel shall further state that although counsel has necessarily assumed the correctness and completeness of the statements made by CFHC or Stockton in the Proxy Statement and takes no responsibility therefor, such counsel has, in the course of the preparation of the Proxy Statement, had conferences with representatives of CFHC and Stockton with respect thereto, and that its examination of the Proxy Statement and its discussions in the above-mentioned conferences did not disclose to it any information which has caused such counsel to believe that the Proxy Statement at the time of mailing and at the time of the meeting of CFHC's shareholders contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading (except that such counsel need express no belief or opinion as to financial statements, including any notes thereto, or other financial or statistical data or as to any information supplied by TI or Guaranty).

                  In rendering its opinion, such counsel may rely, to the extent that such counsel deems reliance necessary or appropriate, as to matters of fact, upon certificates of government officials and of any officer or officers of CFHC or Stockton or CFHC's registrar and transfer agent. The opinion need refer only to matters of Delaware and federal law, and such counsel may expressly exclude any opinions as to choice of law matters, antitrust matters and (except as set forth in paragraph 10) securities law matters and may add other qualifications and explanations of the basis of its opinion as may be reasonably acceptable to TI and Guaranty.




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